SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Under Rule 14a-12

Ascential Software Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

      ☑     No fee required

      ☐     Fee computed on table below per Exchange Act Rules l4a-6(i)(l) and 0-11.

      (1) Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1) Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT FOR THE 2003 ANNUAL MEETING OF STOCKHOLDERS
INFORMATION CONCERNING SOLICITATION AND VOTING
PROPOSAL ONE - ELECTION OF DIRECTOR
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN FISCAL YEAR 2002
AGGREGATE OPTION EXERCISES IN FISCAL YEAR 2002 AND FISCAL YEAR 2002 OPTION END VALUES
EQUITY COMPENSATION PLAN INFORMATION
EQUITY COMPENSATION PLANS NOT APPROVED BY STOCKHOLDERS
PROPOSAL TWO - TO AUTHORIZE THE BOARD OF DIRECTORS, IN ITS DISCRETION, TO AMEND THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION
PROPOSAL THREE - APPROVAL OF AMENDMENT TO EMPLOYEE STOCK PURCHASE PLAN
PROPOSAL FOUR - APPROVAL OF AMENDMENT TO 1994 STOCK OPTION AND AWARD PLAN
PROPOSAL FIVE - APPROVAL OF AMENDMENT TO 1989 OUTSIDE DIRECTORS STOCK OPTION PLAN
PROPOSAL SIX - RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS
OTHER MATTERS
APPENDIX A

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

June 17, 2003

10:00 a.m.

To the Stockholders of Ascential Software Corporation:

      Notice is hereby given that the 2003 Annual Meeting of Stockholders of Ascential Software Corporation, a Delaware corporation (the “Company”), will be held on Tuesday, June 17, 2003, at 10:00 a.m., local time, at the Crowne Plaza, Hawthorne Room, 1360 Worcester Street, Natick, Massachusetts 01760, for the following purposes:

1.	To elect one director to Class I of the Company’s Board of Directors to serve until the expiration of his term or until his successor is duly qualified and elected or appointed, as more fully described in the Proxy Statement accompanying this Notice;

2.	To authorize the Board of Directors, in its discretion, to amend the Company’s Restated Certificate of Incorporation to effect a 1-for-4 reverse stock split (the “Reverse Split”) of the Company’s issued and outstanding shares of Common Stock (as defined below) at any time prior to the next annual meeting of stockholders, as more fully described in the Proxy Statement accompanying this Notice;

3.	To approve an amendment to the Company’s 1997 Employee Stock Purchase Plan (the “ESPP”) increasing the number of shares of Common Stock authorized for issuance under the ESPP from 8,000,000 to 9,000,000 (without giving effect to the proposed Reverse Split), as more fully described in the Proxy Statement accompanying this Notice;

4.	To approve an amendment to the Company’s 1994 Stock Option and Award Plan (the “1994 Plan”) (i) prohibiting repricing of options issued under the 1994 Plan, (ii) increasing the number of shares of Common Stock authorized for issuance under the 1994 Plan from 24,000,000 to 33,000,000 (without giving effect to the proposed Reverse Split), and (iii) providing for the issuance of restricted stock in lieu of performance shares, as more fully described in the Proxy Statement accompanying this Notice;

5.	To approve an amendment to the Company’s 1989 Outside Directors Stock Option Plan (the “Director Plan”) increasing the number of shares of Common Stock authorized for issuance under the Director Plan from 1,600,000 to 2,600,000 (without giving effect to the proposed Reverse Split), as more fully described in the Proxy Statement accompanying this Notice; and

6.	To ratify the appointment by the Board of Directors of PricewaterhouseCoopers LLP as the independent auditors of the Company for the fiscal year ending December 31, 2003, as more fully described in the Proxy Statement accompanying this Notice; and

7.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

      The foregoing items of business are more fully described in the proxy statement accompanying this notice. Only holders of record of Common Stock of the Company at the close of business on April 24, 2003 are entitled to notice of and to vote at the meeting.

      All stockholders are cordially invited to attend the meeting in person. To assure that holders of the Company’s Common Stock, par value $0.01 per share (“Common Stock”), are represented at the meeting, however, such holders are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. HOLDERS OF COMMON STOCK MAY REVOKE THEIR PROXIES IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE THEY HAVE BEEN VOTED AT THE ANNUAL MEETING. ANY HOLDER OF COMMON STOCK ATTENDING THE ANNUAL MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE HAS RETURNED A PROXY.

By Order of the Board of Directors

ASCENTIAL SOFTWARE CORPORATION

Scott N. Semel
Secretary

Westborough, Massachusetts

May 5, 2003

ASCENTIAL SOFTWARE CORPORATION

50 WASHINGTON STREET
WESTBOROUGH, MASSACHUSETTS 01581

PROXY STATEMENT
FOR THE 2003 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

General

      The enclosed proxy is solicited on behalf of the Board of Directors of Ascential Software Corporation, a Delaware corporation (the “Company”), for use at the 2003 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Tuesday, June 17, 2003, at 10:00 a.m., local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders (the “Notice of Annual Meeting”). The Annual Meeting will be held at the Crowne Plaza, Hawthorne Room, 1360 Worcester Street, Natick, Massachusetts 01760. The Company’s principal executive offices are located at 50 Washington Street, Westborough, Massachusetts 01581, and its telephone number at that address is (508) 366-3888.

      The Notice of Annual Meeting, this Proxy Statement, the accompanying proxy card and the Company’s Annual Report to Stockholders for the year ended December 31, 2002, including financial statements, are expected to be mailed on or about May 5, 2003 to all stockholders entitled to vote at the Annual Meeting.

Voting by and Revocability of Proxies

      All proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted in favor of the matters set forth in the notice of meeting accompanying this proxy statement.

      Any proxy given pursuant to the solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by: (i) filing with the General Counsel of the Company at or before the taking of the vote at the Annual Meeting a written notice of revocation bearing a later date than the proxy; (ii) duly executing or transmitting a later dated proxy relating to the same shares and delivering it to the General Counsel of the Company at or before the taking of the vote at the Annual Meeting; or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be delivered to Ascential Software Corporation at 50 Washington Street, Westborough, Massachusetts 01581, Attention: General Counsel, or hand-delivered to the Company’s General Counsel at or before the taking of the vote at the Annual Meeting.

Votes Required and Board of Directors’ Recommendation

      The holders of record of the Company’s Common Stock, par value $0.01 per share (“Common Stock”), at the close of business on April 24, 2003 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting. At the Record Date, the Company had issued and outstanding and entitled to vote 231,804,085 shares of Common Stock.

      A quorum of stockholders is necessary to hold a valid annual meeting. Under the Company’s Second Amended and Restated Bylaws, a quorum will exist at the Annual Meeting if a majority of the shares of the Company’s stock entitled to vote at the Annual Meeting are present in person or represented by proxy.

For purposes of determining the presence or absence of a quorum, votes withheld, abstentions and “broker non-votes” (where a broker or nominee does not exercise discretionary authority to vote on a matter) will be counted as present. The affirmative vote of the holders of a plurality of the shares of Common Stock present in person or represented by proxy and voting on the matter is required for the election of the Class I director. The affirmative vote of the holders of two-thirds of the outstanding shares of Common Stock is required to authorize the Board of Directors, in its discretion, to amend the Company’s Restated Certificate of Incorporation to effect a 1-for-4 reverse stock split of the Company’s issued and outstanding shares of Common Stock. The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and voting on the matter is required to approve (i) the amendment to the ESPP, (ii) the amendment to the 1994 Plan, (iii) the amendment to the Director Plan, and (iv) the ratification of the appointment of PricewaterhouseCoopers LLP as the independent auditors of the Company for the fiscal year ending December 31, 2003.

      The Board of Directors has unanimously approved ALL of the matters submitted to stockholders in this Proxy Statement and recommends that stockholders vote FOR each such matter.

Abstentions and Broker Non-Votes

      Shares that abstain from voting on a particular matter and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter will not be counted as votes in favor of such matter and will also not be counted as votes cast on such matter. Accordingly, abstentions and “broker non-votes” will have no effect on the outcome of voting with respect to (i) the election of the Class I director, which requires a plurality of the shares of Common Stock present in person or represented by proxy and voting on the matter; (ii) the amendment to the ESPP, which requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and voting on the matter; (iii) the amendment to the 1994 Plan, which requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and voting on the matter; (iv) the amendment to the Director Plan, which requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and voting on the matter; and (v) the ratification of the appointment by the Board of Directors of PricewaterhouseCoopers LLP as the independent auditors of the Company for the fiscal year ending December 31, 2003, which requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and voting on the matter. Abstentions and broker non-votes, however, will have the effect of a negative vote with respect to the authorization of the Board of Directors, in its discretion, to amend the Company’s Restated Certificate of Incorporation to effect a 1-for-4 reverse stock split of the Company’s issued and outstanding shares of Common Stock because approval of this proposal requires the affirmative vote of two-thirds of all outstanding shares of Common Stock.

Solicitation of Proxies

      The expense of soliciting proxies in the enclosed form will be borne by the Company. The Company has retained Morrow and Company, a proxy solicitation firm, to solicit proxies in connection with the Annual Meeting at a cost of approximately $8,500 plus expenses. In addition, the Company may reimburse banks, brokerage firms and other custodians, nominees and fiduciaries representing beneficial owners of shares for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by certain of the Company’s directors, officers and employees, personally or by telephone, telegram, facsimile or other means of communication. No additional compensation will be paid for such services.

Deadline for Receipt of Stockholder Proposals for 2004 Annual Meeting

      Proposals of stockholders intended to be presented at the 2004 Annual Meeting of Stockholders pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must be received no later than January 13, 2004 in order that they may be included in the proxy statement and form of proxy relating to that meeting.

      Under the Company’s Second Amended and Restated Bylaws, proposals of stockholders intended to be submitted for a formal vote at the 2004 Annual Meeting of Stockholders (other than proposals intended to be included in the Company’s proxy statement and form of proxy in accordance with Rule 14a-8 promulgated under the Exchange Act) may be made only by a stockholder who has given written notice of the proposal to the Secretary of the Company at its principal executive offices not less than 120 days prior to the date of the 2004 Annual Meeting of Stockholders.

Householding of Annual Meeting Materials

      Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Company’s Proxy Statement or Annual Report to Stockholders may have been sent to multiple shareholders in each household. The Company will promptly deliver a separate copy of either document to any stockholder upon written or oral request to the Company’s Vice President, Investor Relations, Ascential Software Corporation, 50 Washington Street, Westborough, Massachusetts 01581, (508) 366-3888. Any stockholder who wishes to receive separate copies of the Annual Report to Stockholders and Proxy Statement in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact the Vice President, Investor Relations of the Company at the above address or phone number.

Electronic Voting

      Any stockholder who owns shares of Common Stock of record may authorize the voting of its shares over the Internet at www.eproxyvote.com/ascl or telephonically by calling 1-877-PRX-VOTE (1-877-779-8683) and by following the instructions on the enclosed proxy card. Authorizations submitted over the Internet or by telephone must be received by 11:59 p.m. on June 16, 2003.

      If a stockholder owns shares held in “street name” by a bank or brokerage firm, the stockholder’s bank or brokerage firm will provide a vote instruction form to the stockholder with this Proxy Statement that may be used to direct how the shares will be voted. Many banks and brokerage firms also offer the option of voting over the Internet or by telephone, instructions for which would be provided by the stockholder’s bank or brokerage firm on the vote instruction form.

Direct Registration of Stock

      The Company has recently instituted direct registration of Common Stock. This means that all shares of Common Stock recorded on the books of the Company’s transfer agent may be represented and tracked electronically, in “book-entry” form. A stockholder retains full ownership over its shares, without having to hold a stock certificate. Under direct registration, a stockholder would be issued an account number and receive statements detailing the stockholder’s account activity and share balance. Shares held in book-entry form retain the traditional rights and privileges of shares held in certificate form. The stockholder would receive all corporate communications, annual reports and proxy materials directly from the Company. Book-entry ownership may also allow convenient electronic share transactions and in certain instances may lead to cost reductions. The stockholder may, in fact, sell its book-entry shares directly through the Company’s transfer agent, EquiServe Trust Company, N.A. Direct registration is not mandatory; shares may still be held in traditional paper certificate form. Any stockholder with questions about this program should contact EquiServe Trust Company, N.A., at (800) 935-9330, or www.equiserve.com.

PROPOSAL ONE

ELECTION OF DIRECTOR

Board of Directors’ Recommendation

      The Board of Directors has unanimously approved the Class I Nominee (as defined below) and recommends that the stockholders vote FOR the election of the Class I Nominee.

      The Company’s Restated Certificate of Incorporation and Second Amended and Restated Bylaws provide that the Board of Directors shall be divided into three classes, with each class having a three-year term. Except for directorships relating to the rights of the holders of preferred stock, if any, and vacancies in such directorships, vacancies on the Board of Directors may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board of Directors to fill a vacancy (including a vacancy created by an increase in the size of the Board of Directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director’s successor is duly qualified and elected or until such director’s death, resignation or removal.

      There are currently five members of the Board of Directors. Class I presently consists of one director whose three-year term expires as of this Annual Meeting. Class II presently consists of two directors who are serving three-year terms expiring in 2004. Class III presently consists of two directors who are serving three-year terms expiring in 2005. At each annual meeting of stockholders, directors elected to succeed those in the class whose terms expire will be elected for three-year terms so that the term of one class of directors will expire each year. In each case, a director serves for the designated term and until his or her respective successor is duly qualified and elected, or until any such director’s death, resignation or removal.

      One Class I director is to be elected at this Annual Meeting to serve a three-year term expiring in 2006. The Board of Directors, upon recommendation by the Corporate Governance Committee, has nominated John J. Gavin, Jr. for election to the Class I board seat (the “Class I Nominee”). Shares represented by the accompanying proxy will be voted for the Class I Nominee unless the proxy is marked in such a manner as to withhold authority to so vote. If the Class I Nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxy may be voted for a substitute nominee designated by the present Board of Directors to fill the vacancy. It is not presently expected that the Class I Nominee will be unable or will decline to serve as a director.

      The name of the Class I Nominee and the Company’s other current directors and certain information about them as of February 15, 2003 are set forth below. Information as to the stock ownership of each director and all current directors and executive officers of the Company as a group is set forth below under the heading “Security Ownership of Management and Certain Beneficial Owners.”

			Director	Expiration of Term
Name of Director	Age	Position(s) with the Company	Since	at Annual Meeting

Class I Director
*John J. Gavin, Jr.(1)(2)	47	Director	2001	2003
Class II Directors
David J. Ellenberger(1)(3)	47	Director	2002	2004
William J. Weyand(3)	58	Director	2002	2004
Class III Directors
Peter Gyenes	57	Chairman and CEO	2000	2005
Robert M. Morrill(1)(2)	65	Director	2000	2005

*	Nominee for Class I Director

(1)	Member of Audit Committee. John J. Gavin, Jr. serves as the Chairman of the Audit Committee.

(2)	Member of Corporate Governance Committee.

(3)	Member of Compensation Committee. William J. Weyand serves as the Chairman of the Compensation Committee.

      John J. Gavin, Jr. has served as a member of the Company’s Board of Directors since October 2001. From February 2000 through December 2001, Mr. Gavin served as the Senior Vice President and Chief Financial Officer of Cambridge Technology Partners, which was acquired by Novell, Inc. Prior to his work at Cambridge Technology Partners, Mr. Gavin spent twelve years at Data General Corporation rising through the financial organization to Vice President and Chief Financial Officer. Mr. Gavin also spent ten years at Price Waterhouse in various accounting and audit positions including serving as Senior Manager in charge of multi-national audits. Mr. Gavin earned a B.S. degree at Providence College and is a certified public accountant.

      David J. Ellenberger has served as a member of the Company’s Board of Directors since January 2002. Mr. Ellenberger currently serves as the Chief Executive Officer of 170 Systems, Inc., a provider of software that cost reduces a company’s core business processes by digitally capturing all relevant information and streamlining existing work flows. Until January 2003, Mr. Ellenberger served as Chief Executive Officer of Vividon Inc., a leading provider of Internet infrastructure devices for high-volume streaming media applications, which he joined in August 2000. Before joining Vividon, from November 1998 through February 2000, Mr. Ellenberger served as President and Chief Operating Officer of DataSage Inc., a leading provider of e-marketing and personalization applications, where he completed the sale of the company to Vignette Corporation, a provider of content management and portal solutions. Mr. Ellenberger served as a Vice President of Vignette on a transitional basis from February 2000 through August 2000. Mr. Ellenberger began his career at Bell Laboratories and, prior to his tenure at DataSage, served for more than ten years at Data General Corporation in progressive leadership and general management positions for the Eclipse, AViiON and NT Business Units. Mr. Ellenberger holds an M.B.A. degree from the University of Chicago, an M.S. degree in Computer Engineering from Stanford University and a B.S.E.E. degree from Iowa State University.

      William J. Weyand has served as a member of the Company’s Board of Directors since July 2002. Mr. Weyand is currently the acting Chief Executive Officer of Pavilion Technologies, Inc., a provider of real-time enterprise optimization software, which he joined in January 2003. Prior to that time, Mr. Weyand, from May 1997 to November 2001, served as the Chairman and Chief Executive Officer of Structural Dynamics Research Corporation (SDRC), a leading provider in Enterprise Product Lifecycle Management Solutions. Mr. Weyand completed the sale of SDRC to Electronic Data Systems (EDS) in August 2001. Before joining SDRC, Mr. Weyand served as Executive Vice President of Measurex Corporation, a leader in process optimization systems. Prior to his tenure at Measurex, Mr. Weyand served in senior sales and marketing management positions at Cygnet Systems, Inc., Avco Corporation and Chomerics. Mr. Weyand holds a B.B.A. degree in marketing from Nichols College, presently serves on the Boards of Manufacturers’ Services Limited, Riverstone Networks, Inc., Pavilion Technology, Inc. and the Ohio River Valley Chapter of the Arthritis Foundation, and is a trustee of Nichols College.

      Peter Gyenes has served as the Chairman and Chief Executive Officer of the Company since July 2000. Mr. Gyenes has more than 30 years of experience in sales, marketing and general management positions within the computer systems and software industry. Prior to the Company’s acquisition of Ardent Software, Inc. (“Ardent”) in March 2000, he was chairman, president and Chief Executive Officer of Ardent, which he joined in May 1996. Before joining Ardent, he was president and Chief Executive Officer of Racal InterLan, Inc. Previously, Mr. Gyenes served in executive sales, marketing, and general management positions at Prime Computer Inc., Encore Computer and Data General Corporation. Earlier in his career, Mr. Gyenes held technical positions with Xerox Data Systems and IBM. He serves on the boards of Applix Computer Systems, Concerto Software, the Massachusetts Software and Internet Council and ViryaNet Ltd. Mr. Gyenes received a B.A. degree in Mathematics and an M.B.A. degree from Columbia University.

      Robert M. Morrill has served as a member of the Company’s Board of Directors since March 2000. Since 1991, Mr. Morrill has been the general partner of Morrill Associates, L.P. Mr. Morrill was a private investor in Ardent since 1984. Mr. Morrill was Chairman of the Board of Ardent from 1984 until March 1997 and Chief Executive Officer and President of Ardent from March 1996 to March 1997. Mr. Morrill has served on numerous private and public company boards over the past 15 years. He holds a B.A. degree in liberal arts from Ohio Wesleyan University where he serves as a member of the Board of Trustees.

      There is no family relationship among any of the directors or executive officers of the Company.

Board and Committee Meetings

      The Company’s Board of Directors held 10 meetings during the year ended December 31, 2002. No incumbent director during 2002 attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during the period for which such person was a director and (ii) the total number of meetings held by all committees of the Board of Directors on which such person served during the period such person served. The Board of Directors has standing Audit, Compensation and Corporate Governance Committees.

      The members of the Audit Committee during 2002 were David J. Ellenberger, John J. Gavin, Jr., Robert M. Morrill and Thomas A. McDonnell (who resigned from the Board of Directors and the Audit Committee on January 18, 2002). The Audit Committee held 8 meetings during 2002. The purposes of the Audit Committee are: (i) to oversee the Company’s financial reporting process on behalf of the Board of Directors and review with the Company’s management and its independent accountants such matters as internal accounting controls and procedures, the plan and results of the annual audit and suggestions of the independent accountants for improvements in accounting procedures; (ii) to appoint the Company’s independent accountants; and (iii) to provide such additional information as the Audit Committee may deem necessary in order to make the Board of Directors aware of significant financial matters that require the attention of the Board of Directors.

      The members of the Compensation Committee during 2002 were David J. Ellenberger, James L. Koch (who resigned from the Board of Directors and Compensation Committee on July 8, 2002), Thomas A. McDonnell (who resigned from the Board of Directors and the Compensation Committee on January 18, 2002) and William J. Weyand, commencing July 8, 2002. The Compensation Committee held 3 meetings during 2002. The purposes of the Compensation Committee are: (i) to review and approve the compensation to be paid or provided to certain of the Company’s executive officers and (ii) to administer the 1994 Plan, the Director Plan, the ESPP, the Company’s 1997 Non-Statutory Stock Option Plan, and the Company’s 1998 Non-Statutory Stock Option Plan (the “1998 Plan”). The Compensation Committee has delegated authority to administer the 1994 Plan and the 1998 Plan to a Stock Option Committee of which the Company’s Chairman of the Board of Directors and Chief Executive Officer, Peter Gyenes, is the sole member. The Company’s Chairman of the Board of Directors and Chief Executive Officer participates in all discussions regarding the compensation and performance of certain executives of the Company but is excluded from discussions regarding his own compensation.

      The members of the Corporate Governance Committee during 2002 were John J. Gavin, Jr. and Robert M. Morrill. The Corporate Governance Committee did not hold any meetings during 2002. The Corporate Governance Committee assumed prior responsibilities of the Company’s Nominating Committee, which was comprised of the same members. The Corporate Governance Committee may consider the names and qualifications of candidates for the Board of Directors submitted by stockholders in accordance with the procedures set forth in the Company’s Second Amended and Restated Bylaws and described above under the heading “Deadline for Receipt of Stockholder Proposals for 2004 Annual Meeting.” The purposes of the Corporate Governance Committee are: (i) to identify individuals qualified to become members of the Board of Directors; (ii) to recommend to the Board of Directors the persons to be nominated by the Board of Directors for election as directors at the annual or any special meeting of stockholders; (iii) to develop and recommend to the Board of Directors a set of corporate governance principles applicable to the Company; and (iv) to oversee the evaluation of the Board of Directors.

Director Compensation

      Employee directors do not receive any additional compensation for serving as a director. For 2002, the Company paid each non-employee director a quarterly fee of $5,000 and an additional fee of $1,000 for each board meeting attended. In addition, members of the Audit Committee and Compensation Committee received $1,000 for each committee meeting attended and the chairmen of the Audit and Compensation Committees received an additional annual fee of $5,000. Members of the Corporate Governance Committee do not receive additional compensation for their attendance at committee meetings. For 2003, outside directors will receive a quarterly fee of $5,000, an additional fee of $1,000 for each board meeting attended and an additional fee of $1,000 for each Audit Committee or Compensation Committee meeting attended. The Chairmen of the Audit and Compensation Committees will each receive an additional annual fee of $5,000. The Company reimburses each director, whether or not an employee, for out-of-pocket expenses, including travel expenses, incurred in connection with attending board and committee meetings. Each director is also eligible to participate in the Company’s medical, dental and vision benefits plans. In 2002, Mr. Morrill participated in all three plans, and no other director elected to participate. The Company paid all of Mr. Morrill’s premium costs for such plans, which totaled $9,083 in 2002. The cost of premiums for such plans for 2003 is expected to be approximately $10,300.

      The Director Plan provides for the grant of options to non-employee directors pursuant to an automatic, non-discretionary grant mechanism. Directors are automatically granted an option to purchase 20,000 shares of Common Stock upon initial election to the Board of Directors and an additional option to purchase 15,000 shares of Common Stock annually thereafter. Each such option is granted at the fair market value of Common Stock on the date of grant. Because directors serve three year terms, options granted under the Director Plan become exercisable over three years with one-third of the shares vesting on each anniversary of the grant date.

Security Ownership of Management and Certain Beneficial Owners

      The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of February 15, 2003 by: (i) each director of the Company; (ii) the Company’s chief executive officer; (iii) the Company’s three other executive officers as of December 31, 2002 whose salary and bonus for 2002 exceeded $100,000 (the individuals specified in subsections (ii) and (iii) hereof are referred to herein as the “Named Executive Officers”); and (iv) all directors and current executive officers of the Company as a group.

      Information with respect to beneficial ownership is based upon information furnished by each director and executive officer or contained in filings made with the Securities and Exchange Commission (the “SEC”). Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares. Unless otherwise indicated, to the Company’s knowledge, all persons named in the table below have sole voting and investment power with respect to their shares of Common Stock, except to the extent authority is shared by spouses under applicable law. Shares of Common Stock subject to options or warrants that are presently exercisable or exercisable within 60 days of February 15, 2003 are deemed to be beneficially owned by the person holding such options or warrants for the purpose of computing the percentage of beneficial ownership of such person but are not treated as outstanding for the purpose of computing the percentage of ownership of any other person.

		Percentage of
	Number of Shares	Common Stock
Name of Beneficial Owner	Beneficially Owned	Outstanding(1)

Peter Gyenes(2)	3,182,463	1.4%
Robert M. Morrill(3)	1,316,384	*
John J. Gavin, Jr.(4)	6,667	*
David J. Ellenberger(5)	6,667	*
William J. Weyand	—	*
Peter Fiore(6)	1,103,987	*
Robert C. McBride(7)	161,492	*
Scott N. Semel(8)	58,441	*
All directors and current executive officers as a group (8 people)(9)	5,836,101	2.5%

*	Less than 1%.

(1)	The percentage of ownership for each person listed in the table above is based on 231,474,726 shares of Common Stock outstanding as of February 15, 2003, together with applicable options or warrants for such person.

(2)	Includes 2,918,500 shares of Common Stock issuable upon exercise of outstanding options which are presently exercisable or will become exercisable within 60 days of February 15, 2003. Mr. Gyenes is the Chairman of the Company’s Board of Directors and the Chief Executive Officer of the Company.

(3)	Includes 665,719 shares of Common Stock held in trust for the benefit of Mr. Morrill’s children. Mr. Morrill and his wife each serve as trustee over such trusts, and Mr. Morrill has shared voting and shared investment power over the shares held therein. Also includes 650,665 shares of Common Stock issuable upon exercise of outstanding options which are presently exercisable or will become exercisable within 60 days of February 15, 2003. Mr. Morrill is a member of the Company’s Board of Directors.

(4)	Includes 6,667 shares of Common Stock issuable upon exercise of outstanding options which are presently exercisable or will become exercisable within 60 days of February 15, 2003. Mr. Gavin is a member of the Company’s Board of Directors.

(5)	Includes 6,667 shares of Common Stock issuable upon exercise of outstanding options which are presently exercisable or will become exercisable within 60 days of February 15, 2003. Mr. Ellenberger is a member of the Company’s Board of Directors.

(6)	Includes 1,080,835 shares of Common Stock issuable upon exercise of outstanding options which are presently exercisable or will become exercisable within 60 days of February 15, 2003. Mr. Fiore is the President of the Company.

(7)	Includes 150,000 shares of Common Stock issuable upon exercise of outstanding options which are presently exercisable or will become exercisable within 60 days of February 15, 2003. Mr. McBride is the Vice President and Chief Financial Officer of the Company.

(8)	Includes 54,687 shares of Common Stock issuable upon exercise of outstanding options which are presently exercisable or will become exercisable within 60 days of February 15, 2003. Mr. Semel is the Vice President, General Counsel and Secretary of the Company.

(9)	Includes 4,868,021 shares of Common Stock issuable upon exercise of outstanding options which are presently exercisable or will become exercisable within 60 days of February 15, 2003.

Executive Compensation

Summary Compensation Table

      The following table summarizes the total compensation awarded to, earned by, or paid for services rendered to the Company in all capacities during each of the years ended December 31, 2002, 2001 and 2000, respectively, by each of the Named Executive Officers.

      Peter Gyenes, the Company’s Chairman of the Board of Directors and Chief Executive Officer, and Peter Fiore, the Company’s President, each voluntarily reduced their respective annual salaries to $375,000, effective May 1, 2002.

						Long-Term
						Compensation
			Annual Compensation(1)			Awards

					Other	Securities
	Fiscal				Annual	Underlying	All Other
Name and Principal Position	Year		Salary	Bonus	Comp.	Options/SARs(#)	Compensation

Peter Gyenes	2002	(4)	$450,000	$300,000		2,000,000	$52,238	(5)
Chairman of the Board	2001		600,000	—		1,000,000	927,171	(5)
of Directors and Chief Executive Officer	2000		393,746	150,000		1,530,000	877,866	(5)
Peter Fiore	2002	(4)	445,673	200,000		800,000	124,912	(6)
President	2001		591,667	—		600,000	196,892	(6)
	2000		325,480	125,000		750,000	155,780	(6)
Robert C. McBride(2)	2002		250,000	100,000		350,000	5,982	(7)
Vice President and	2001		131,731	—		400,000	53,661	(7)
Chief Financial Officer	2000		—	—		—	—
Scott N. Semel(3)	2002		225,000	100,000		425,000	810	(8)
Vice President, General	2001		74,359	—		125,000	263	(8)
Counsel and Secretary	2000		—	—		—	—

(1)	Other than the salary, bonus and other compensation described herein, the Company did not pay any of the Named Executive Officers any fringe benefits, perquisites or other compensation in excess of 10% of such Named Executive Officer’s salary and bonus during 2002, 2001 or 2000.

(2)	Mr. McBride joined the Company in June 2001. Accordingly, Mr. McBride received no reportable income from the Company for 2000.

(3)	Mr. Semel joined the Company in August 2001. Accordingly, Mr. Semel received no reportable income from the Company for 2000.

(4)	Peter Gyenes, the Company’s Chairman of the Board of Directors and Chief Executive Officer, and Peter Fiore, the Company’s President, each voluntarily reduced their respective annual salaries to $375,000, effective May 1, 2002.

(5)	Includes $875,000 of retention payments for each of 2001 and 2000 paid to Mr. Gyenes pursuant to Mr. Gyenes’s July 2000 employment arrangement with the Company; $46,152 in accrued vacation payments in 2002; $46,154 in accrued payments in 2001 in connection with the discontinued sabbatical program formerly maintained by Informix Corporation; $2,500 in matching contributions under the Company’s 401(k) plan in both 2002 and 2001; and $2,322, $2,322 and $1,140 in group life insurance premiums paid by the Company in 2002, 2001 and 2000, respectively. Also includes $1,264, $1,195 and $1,726 in taxable income in 2002, 2001 and 2000, respectively, associated with the premiums paid by the Company during the year on an insurance policy on the life of the executive purchased in connection with a split dollar agreement. The policy is a whole life policy, assumed by the Company through its acquisition of Ardent. Pursuant to the arrangement, the executive may borrow against the excess cash surrender value of his policy over cumulative paid-in premiums. The Company is entitled to recover the amount of premiums paid by the Company upon termination of the policy or death of the executive. Following the passage of the Sarbanes-Oxley Act of 2002, the

Company has ceased paying premiums on such policies held by its executive officers. The Company has no plans to offer similar arrangements to additional executive officers or employees.

(6)	Includes $155,000 of retention payments for each of 2001 and 2000 due to Mr. Fiore pursuant to Mr. Fiore’s July 2000 employment arrangement with the Company; $50,479 in accrued vacation payments in 2002, $38,462 in accrued payments in 2001 in connection with the discontinued sabbatical program formerly maintained by Informix Corporation; $2,500 in matching contributions under the Company’s 401(k) plan in both 2002 and 2001; and $810, $540 and $270 in group life insurance paid by the Company in 2002, 2001 and 2000, respectively. Also includes $446, $390 and $510 in taxable income in 2002, 2001 and 2000, respectively, associated with the premiums paid by the Company during the year on an insurance policy on the life of the executive purchased in connection with a split dollar agreement. The policy is a whole life policy, assumed by the Company through its acquisition of Ardent. Pursuant to the arrangement, the executive may borrow against the excess cash surrender value of his policy over cumulative paid-in premiums. The Company is entitled to recover the amount of premiums paid by the Company upon termination of the policy or death of the executive. Following the passage of the Sarbanes-Oxley Act of 2002, the Company has ceased paying premiums on such policies held by its executive officers. As a result, the Company paid or committed to pay Mr. Fiore the amount of $70,677 which, after the impact of payroll taxes, represented the amount of the annual premium on his split dollar life insurance policy. The Company will not be entitled to be reimbursed for this payment. The amount of $70,677 is included as “All Other Compensation.” The Company has no plans to offer similar arrangements to additional executive officers or employees.

(7)	Includes a $50,000 sign-on payment in 2001 that was paid by the Company pursuant to Mr. McBride’s June 2001 employment arrangement with the Company; $2,500 in matching contributions under the Company’s 401(k) plan in both 2002 and 2001; and $2,322 and $1,161 in group life insurance paid by the Company in 2002 and 2001, respectively, and $1,160 in payments made during 2002 in exchange for Mr. McBride declining to participate in the Company’s health insurance plans.

(8)	Includes $810 and $263 in group life insurance paid by the Company in 2002 and 2001, respectively.

Option Grants in Fiscal Year 2002

      The following table provides information relating to stock options awarded to each of the Named Executive Officers during the year ended December 31, 2002.

	Individual Grants
						Potential Realizable Values
	Number of		Percent of			at Assumed Annual Rates of
	Securities		Total Options			Stock Price Appreciation for
	Underlying		Granted to	Exercise		Option Term(1)
	Options		Employees in	Price Per	Expiration
Name	Granted		Fiscal 2002(2)	Share(3)	Date	5%	10%

Peter Gyenes	500,000	(4)	5.29%	$3.28	4/29/2012	$1,031,387	$2,613,738
	250,000	(5)	2.64	1.66	10/17/2012	260,991	661,403
	250,000	(5)	2.64	1.66	10/17/2012	260,991	661,403
	1,000,000	(5)	10.58	2.40	12/31/2012	1,509,347	3,824,982
Peter Fiore	300,000	(4)	3.17	3.28	4/29/2012	618,832	1,568,243
	200,000	(4)	2.12	2.40	12/31/2012	301,869	764,996
	300,000	(5)	3.17	2.40	12/31/2012	452,804	1,147,495
Robert C. McBride	150,000	(4)	1.59	2.89	6/18/2012	272,626	690,887
	200,000	(4)	2.12	2.40	12/31/2012	301,869	764,996
Scott N. Semel	25,000	(4)	0.26	4.94	1/15/2012	77,668	196,827
	150,000	(4)	1.59	2.89	6/18/2012	272,626	690,887
	250,000	(4)	2.64	2.40	12/31/2012	377,337	956,245

(1)	Potential realizable value is based on the assumption that the Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the expiration of the ten year option term. These numbers are calculated based on the requirements promulgated by the SEC and do not reflect the Company’s estimate of future stock price growth.

(2)	Based on options to acquire 9,454,990 shares granted to employees of the Company during 2002.

(3)	Options were granted at an exercise price equal to fair market value of the Common Stock on the date of grant as reported on the NASDAQ National Market (“NASDAQ”). The exercise price may be paid in cash, check, by delivery of already owned shares of Common Stock subject to certain conditions or, subject to the provisions of the Sarbanes-Oxley Act, pursuant to a cashless exercise procedure under which the optionee provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to the Company, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes.

(4)	Represents options granted under the 1994 Plan. Such options vest as to 25% of outstanding options after the first year and in 36 equal monthly installments thereafter.

(5)	Represents options granted under the 1998 Plan. Such options vest as to 25% of outstanding options after the first year and in 36 equal monthly installments thereafter.

Aggregate Option Exercises in Fiscal Year 2002 and Fiscal Year 2002 Option End Values

      The following table sets forth certain information regarding the exercise of stock options by the Named Executive Officers during the year ended December 31, 2002 and stock options held as of December 31, 2002 by the Named Executive Officers.

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money
			Options at		Options at
	Shares		December 31, 2002		December 31, 2002(1)
	Acquired on	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Peter Gyenes	—	—	2,773,917	3,298,230	$68,359	$370,000
Peter Fiore	—	—	1,001,668	1,510,418	$16,716	—
Robert C. McBride	—	—	116,666	633,334	—	—
Scott N. Semel	—	—	36,458	513,542	—	—

(1)	Based on the closing sales price of $2.40 of the underlying securities as of December 31, 2002, as reported on NASDAQ, minus the exercise price.

Equity Compensation Plan Information

      The following table provides information about Common Stock authorized for issuance under the Company’s equity compensation plans as of December 31, 2002:

			Number of securities
			remaining available for
	Number of securities		future issuance under
	to be issued upon	Weighted-average	equity compensation
	exercise of	exercise price of	plans (excluding
	outstanding options,	outstanding options,	securities reflected in
Plan Category	warrants and rights(1)	warrants and rights	column(a))(2)

	(a)	(b)	(c)
Equity compensation plans approved by security holders	12,927,574	$5.05	9,463,379 (3)
Equity compensation plans not approved by security holders	9,437,516	$3.67	12,297,275
Total	22,365,090	$4.46	21,760,654

(1)	This table excludes an aggregate of 6,450,715 shares issuable upon exercise of outstanding options assumed by the Company in connection with various acquisition transactions. The weighted average exercise price of the excluded options is $4.05.

(2)	In addition to being available for future issuance upon exercise of options that may be granted after December 31, 2002, 1,600,000 shares under the 1994 Plan may be used for the award of performance shares.

(3)	Includes 1,132,626 shares issuable under the Company’s 1997 Employee Stock Purchase Plan as of December 31, 2002.

Equity Compensation Plans Not Approved by Stockholders

      Presently, the Company grants stock option awards under two equity compensation plans that are not approved by the stockholders — the 1997 Non-Statutory Stock Option Plan (the “1997 Plan”) and the 1998 Non-Statutory Stock Option Plan (the “1998 Plan”). The following descriptions of the material terms of the plans are qualified in their entirety by reference to the 1997 Plan and the 1998 Plan.

1997 Non-Statutory Stock Option Plan

     General

      In July 1997, the Board of Directors adopted the 1997 Plan for the purposes of granting nonstatutory stock option awards to attract and retain the best available personnel for positions of substantial responsibility, providing additional incentives to employees and promoting the success of the Company’s business. Under the 1997 Plan, the Company is currently authorized to grant nonstatutory stock options to purchase an aggregate of 1,700,000 shares of Common Stock.

      The 1997 Plan is administered by a committee of the Board of Directors (the “Committee”). The members of the Committee are appointed from time to time by, and serve at the pleasure of, the Board of Directors. At present, the Committee is made up of the members of the Company’s Compensation Committee.

      Subject to the terms of the 1997 Plan, the Committee has all discretion and authority necessary or appropriate to control and manage the operation and administration of the 1997 Plan. The Committee may, among other things, determine the per share exercise price of options granted, the term of the option and the vesting period and the acceptable form of payment upon exercise of an option. All determinations and interpretations of the Committee are final and binding on the holders of options granted under the 1997 Plan.

     Eligibility

      The 1997 Plan provides that nonstatutory stock options may be granted to employees (including officers and directors who are also employees) and consultants (including advisors) of the Company and its subsidiaries; provided, however, that options may only be granted to officers and employee directors of the Company as an inducement essential to their entering into an employment contract with the Company.

     Amendment and Termination

      The Board of Directors may, in its discretion, amend, alter, suspend or terminate the 1997 Plan or any part of it; however, no such amendment, alteration, suspension or termination may impair the rights of any optionholder without the consent of the optionholder. The 1997 Plan is effective for a term of 10 years and will terminate on July 22, 2007, unless terminated earlier by the Board of Directors.

     Changes in Capital Structure

      In the event of a stock dividend, stock split, reverse stock split, combination, reclassification or similar event, the number of shares authorized for issuance under the 1997 Plan, the outstanding options and the exercise price of such options will be proportionately adjusted.

      In the event of a dissolution or liquidation, the Committee, in its discretion, may accelerate the vesting of then-unvested options until 10 days prior to such transaction. In the event of any merger or asset sale, outstanding options shall be assumed or an equivalent option substituted by the successor corporation. In the event that the successor corporation refuses to assume the options, the options shall fully vest and become exercisable.

1998 Non-Statutory Stock Option Plan

     General

      In July 1998, the Board of Directors adopted the 1998 Plan for the purposes of granting nonstatutory stock option awards to attract and retain the best available personnel for positions of substantial responsibility, providing additional incentive to employees and consultants and promoting the success of the Company’s business. Under the 1998 Plan, the Company is currently authorized to grant nonstatutory stock options to purchase an aggregate of 20,500,000 shares of Common Stock.

      The 1998 Plan is presently administered by a committee of the Board of Directors (the “Committee”). The members of the Committee are appointed from time to time by, and serve at the pleasure of, the Board of Directors. At present, the Compensation Committee administers the 1998 Plan. The Compensation Committee has delegated authority to administer the 1998 Plan to a Stock Option Committee of which the Company’s Chairman of the Board of Directors and Chief Executive Officer, Peter Gyenes, is the sole member. The Stock Option Committee has the authority to select the employees, other than officers and directors, to whom options may be granted under the 1998 Plan.

      Subject to the terms of the 1998 Plan, the Committee has all discretion and authority necessary or appropriate to control and manage the operation and administration of the 1998 Plan. The Committee may, among other things, determine the per share exercise price of options granted, the term of the option and the vesting period and the acceptable form of payment upon exercise of an option. All determinations and interpretations of the Committee are final and binding on the holders of options granted under the 1998 Plan.

     Eligibility

      The 1998 Plan provides that nonstatutory stock options may be granted to employees (including officers) and consultants (including advisors).

     Amendment and Termination

      The Board of Directors may, in its discretion, amend, alter, suspend or terminate the 1998 Plan or any part it; however, no such amendment, alteration, suspension or termination shall impair the rights of any optionholder without the consent of the optionholder. The 1998 Plan is effective for a term of 10 years and will terminate on July 17, 2008, unless terminated earlier by the Board of Directors.

     Changes in Capital Structure

      In the event of a stock dividend, stock split, reverse stock split, combination, reclassification or similar event, the number of shares authorized for issuance under the 1998 Plan, the outstanding options and the exercise price of such options will be proportionately adjusted.

      In the event of any merger, direct or indirect purchase, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company, all obligations of the Company under the

1998 Plan, with respect to the options granted under the 1998 Plan, shall be binding on any successor to the Company.

Report of the Compensation Committee of the Board of Directors

      Notwithstanding any statement to the contrary in any of the Company’s previous or future filings with the SEC, this Report of the Compensation Committee of the Board of Directors is not “soliciting material,” shall not be deemed “filed” with the SEC and shall not be incorporated by reference into any such filings.

      The Compensation Committee of the Board of Directors establishes the general compensation policies of the Company and the compensation plans and the specific compensation levels for senior executives, including the Company’s Chief Executive Officer.

     General Compensation Philosophy

      The primary objectives of the Company’s executive compensation policies include the following:

•	to attract, motivate and retain a highly qualified executive management team;

•	to link executive compensation to the Company’s financial performance as well as to defined individual management objectives established by the Compensation Committee with the recommendations of the Company’s Chief Executive Officer;

•	to compensate competitively with the practices of technology companies that are determined, to the extent practicable, to be similarly situated, or that represent likely sources of, or competitors for, the Company’s executive talent (“Comparison Companies”);

•	to create incentives designed to enhance stockholder value;

•	to review the performance of the Company’s Chief Executive Officer and the other executive officers of the Company; and

•	to review the reasonableness of compensation paid to the Company’s Chief Executive Officer and the other executive officers of the Company, as well as how the Company’s overall compensation levels compare to that paid by Comparison Companies.

      The Company competes in very aggressive and dynamic industries and, as a result, believes that hiring, motivating and retaining quality employees, particularly senior management, sales personnel and technical personnel, are factors key to the Company’s future success. The Compensation Committee’s compensation philosophy seeks to align the interests of stockholders and management by tying compensation to the Company’s financial performance, either directly in the form of salary and bonuses paid in cash or indirectly in the form of appreciation of stock options and stock purchase rights granted to employees through the Company’s equity incentive programs.

      The Compensation Committee reviews the reasonableness of compensation paid to executive officers of the Company and how the overall level of compensation paid to executive officers compares to that paid by the Comparison Companies. The Compensation Committee reviews and analyzes information, to the extent that it is available, relating to the Comparison Companies to ensure that the Comparison Companies represent companies that either could be the source of executive employees for the Company or could offer employment to candidates from the Company. Based upon its reviews and analyses, the Compensation Committee modifies the group of Comparison Companies from time to time. The Comparison Companies are a group of companies in the high technology and software industry and are generally headquartered in the same geographic area as the Company and have similar international presences.

      In determining the present compensation packages of management, the Compensation Committee considered, among other factors, the leadership of the Company’s Chief Executive Officer and the significant contribution of senior management in the transition of the Company following the successful sale of assets relating to the Company’s database business to IBM for $1 billion in cash, which was completed on August 1, 2001. As part of the transaction, the Company entered into a strategic alliance with IBM whereby IBM markets and sells the Company’s products to IBM’s extensive customer base, deepening the Company’s access to a broad spectrum of potential customers. This relationship generated more than $12 million in revenue to the Company during 2002. During 2002, the Company also completed the acquisition of Vality Technology Incorporated (“Vality”) and acquired technology from Metagenix, Inc. (“Metagenix”), and has successfully integrated the operations of Vality and introduced its MetaRecon® product based on Metagenix technology. The success of these transactions is a significant factor in the Company’s overall financial and market potential and, therefore, was operative in determining the compensation of the executive management team.

     Cash Compensation

      Cash compensation for the Company’s executives officers consists of a fixed base salary and an annual bonus. The Company’s goal is to provide cash compensation targeted at the 50th percentile of that provided by the Comparison Companies for base pay and to provide total cash compensation through incentive bonuses at the 75th percentile or higher for superior performance.

      In connection with determining annual bonuses, the Compensation Committee established a bonus target for the Company’s Chief Executive Officer and each other executive officer under the Company’s Key Employee Incentive Plan (the “KEIP”). In setting annual goals for executive bonuses, the Compensation Committee references the corporate business plan. The target bonus for an executive is intended to relate to his or her potential impact on corporate results, and the percentage of the target bonus actually received is based on the corporate objectives actually achieved. The financial objectives are reviewed by the Compensation Committee each year and those used in a particular year are intended to reflect the areas that are most critical to maximize the return to investors. Depending on an employee’s position within the Company, target compensation under the KEIP ranges from 20% to 100% of the employee’s base salary. If the Company exceeds its financial objectives, it is possible for the actual bonus amount to exceed the target amount. Conversely, if the Company does not meet its financial objectives, the Compensation Committee, in its discretion, may pay bonuses at a reduced rate. For 2002, the Company paid discretionary bonuses at an average rate of 50% of targeted bonus. The Compensation Committee attempts to set aggressive but realizable objectives that will result, directly or indirectly, in increased revenues and improved operating profit. In order to achieve the purposes of the plan, the Compensation Committee communicates corporate objectives and the corresponding bonus targets to executives at the beginning of each year.

     Equity Incentive Programs

      Long-term equity incentives, including stock options granted pursuant to the Company’s 1994 Plan and 1998 Plan, help to align the economic interests of the Company’s management and employees with those of its stockholders. Stock options are a particularly strong incentive because they are valuable to employees only if the fair market value of the Common Stock increases above the exercise price, which is generally set at the fair market value of the Common Stock on the date the option is granted.

      In addition to aligning executive and stockholder incentives through establishing an exercise price for options equal to the fair market value of the Common Stock on the date such exercise price is determined, in order to promote the long-term economic interests of the Company, in general, employees must remain employed with the Company for a fixed period of time for their options to fully vest.

      Prior to May 2000, options granted under the 1994 Plan and 1998 Plan vested in equal annual installments over four years. Beginning in May 2000, however, options granted under both the 1994 Plan and the 1998 Plan vest 25% after the first year and in 36 equal monthly installments thereafter. The number of options granted to each executive officer is determined by the Compensation Committee. In making its determination, the Compensation Committee considers the executive officer’s position at the

Company, his or her individual performance, the number and nature of options held by the executive officer, with particular attention to the executive officer’s unvested option position, and other factors.

      The Compensation Committee may also grant performance shares under the 1994 Plan from time to time to certain executive officers. Currently, there are no outstanding performance shares under the 1994 Plan. Such performance shares would be subject to the Company’s achievement of specific financial milestones, such as percentage increases in the Company’s revenues. In addition, the Company may impose certain additional restrictions on the vesting of performance shares, including requiring the grantee to remain an employee of the Company for a fixed time before the performance shares would vest.

     Compensation of Chief Executive Officer

      Generally, in determining the Company’s Chief Executive Officer’s compensation, the Compensation Committee considers, among other factors, comparative financial and compensation data of the Comparison Companies and other companies. In addition, the Compensation Committee also considers the Company’s goals, strategies, market position and results achieved in creating stockholder value. The Compensation Committee also evaluates the Chief Executive Officer’s leadership in identifying and implementing corporate strategies designed to assure the creation of long-term value.

      The Company will continue to grant stock options (and may grant performance shares) to the Chief Executive Officer primarily based on the Compensation Committee’s evaluation of his ability to influence the Company’s long-term growth and profitability. The Compensation Committee determines the size of the option grant based in part on its estimate of the equity incentive value of the Chief Executive Officer’s existing unvested option position.

     Tax Deductibility of Executive Compensation

      Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to the Company’s Chief Executive Officer and the four other most highly compensated executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. In general, the Company structures and administers the 1994 Plan in a manner intended to comply with the performance-based exception to Section 162(m). Nevertheless, there can be no assurance that compensation attributable to awards granted under the 1994 Plan will be treated as qualified performance-based compensation under Section 162(m). In addition, the Compensation Committee reserves the right to use its judgment to authorize compensation payments that may not be deductible when the Compensation Committee believes such payments are appropriate and in the best interests of the Company and its stockholders, after taking into consideration changing business conditions and the performance of its employees, among other factors.

Respectfully submitted,

The Compensation Committee

David J. Ellenberger
William J. Weyand

Compensation Committee Interlocks and Insider Participation

      The members of the Compensation Committee during 2002 were David J. Ellenberger, James L. Koch (who resigned from the Board of Directors and Compensation Committee on July 8, 2002), Thomas A. McDonnell (who resigned from the Board of Directors and the Compensation Committee on January 18, 2002) and William J. Weyand, commencing July 8, 2002. No executive officer of the Company serves as a member of the board of directors or compensation committee (or other committee serving an equivalent function) of any entity which has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

Report of the Audit Committee of the Board of Directors

      Notwithstanding any statement to the contrary in any of the Company’s previous or future filings with the SEC, this Report of the Audit Committee of the Board of Directors is not “soliciting material,” shall not be deemed “filed” with the SEC and shall not be incorporated by reference into any such filings.

      The Audit Committee of the Company’s Board of Directors is comprised of three members, who are independent directors as defined by the Audit Committee’s charter and NASDAQ’s rules. The Audit Committee operates pursuant to a written charter adopted by the Board of Directors, a copy of which has been previously filed with the SEC on April 30, 2001 as an appendix to the Company’s proxy statement.

      The role of the Audit Committee is (i) to oversee the Company’s financial reporting process on behalf of the Board of Directors and review with the Company’s management and its independent accountants such matters as internal accounting controls and procedures, the plan and results of the annual audit and suggestions of the independent accountants for improvements in accounting procedures; (ii) to nominate the Company’s independent accountants; and (iii) to provide such additional information as the Audit Committee may deem necessary to make the Board of Directors aware of significant financial matters which require the attention of the Board of Directors. Management of the Company has the primary responsibility for the Company’s financial statements as well as the Company’s financial reporting process, principles and internal controls. The independent accountants are responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles.

      In this context, the Audit Committee has reviewed and discussed the audited financial statements of the Company as of and for the year ended December 31, 2002 with management and the independent accountants. The Audit Committee has discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. In addition, the Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and the Audit Committee has discussed with the independent accountants the matters disclosed in the letter and the independent accountants’ independence from the Company. The Audit Committee has also considered whether the independent accountants’ provision of non-audit services (as described below under the heading “All Other Fees”) to the Company is compatible with maintaining the accountants’ independence.

      In the performance of their oversight function, the members of the Audit Committee necessarily relied upon the information, opinions, reports and statements presented to them by management of the Company and by the independent accountants. As a result, the Audit Committee’s oversight and the review and discussions referred to above do not assure that management has maintained adequate financial reporting processes, principles and internal controls, that the Company’s financial statements are accurate, that the audit of such financial statements has been conducted in accordance with generally accepted auditing standards or that the Company’s accountants meet the applicable standards for auditor independence.

      Based on the reports and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the SEC.

Respectfully submitted,

The Audit Committee

David J. Ellenberger
John J. Gavin, Jr.
Robert M. Morrill

Independent Auditors

      For the year ended December 31, 2002, the firm of KPMG LLP (“KPMG”) served as the Company’s independent accountants. Representatives of KPMG are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from stockholders.

      On March 31, 2003, the Audit Committee of the Board of Directors of the Company approved the dismissal of KMPG as the Company’s independent accountants and subsequently approved the engagement of PricewaterhouseCoopers LLP (“PWC”) as its independent accountants for the fiscal year ending December 31, 2003.

      The audit reports of KPMG on the Company’s consolidated financial statements for fiscal years ended December 31, 2002 and 2001 did not contain any adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except as follows:

      KPMG’s report on the consolidated financial statements of the Company as of and for the years ended December 31, 2002 and 2001 contained a separate paragraph stating “As discussed in Note 1 to the consolidated financial statements, effective January 1, 2002, the Company adopted Statement of Financial Accounting Standard No. 142, Goodwill and Other Intangible Assets.”

      During fiscal years 2002 and 2001 and the subsequent interim period through March 31, 2003, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to KPMG’s satisfaction, would have caused KPMG to make reference to the subject matter of such disagreement in connection with its reports on the financial statements of the Company.

      During fiscal years 2002 and 2001 and the subsequent interim period through the date of PWC’s engagement, neither the Company nor anyone on its behalf has consulted PWC regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company nor oral advice was provided to the Company that PWC concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304(a) of Regulation S-K), or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

     Audit Fees

      The aggregate fees billed for professional services rendered by KPMG for the audit of the Company’s annual consolidated financial statements for the 2002 fiscal year and the reviews of the consolidated financial statements included in the Company’s quarterly reports on Form 10-Q for 2002 were approximately $1.6 million.

Financial Information Systems Design and Implementation Fees

      KPMG did not render any information technology services to the Company of the type described in Rule 2-01(c)(4)(ii) of Regulation S-X during 2002.

All Other Fees

      The aggregate fees billed for services rendered by KPMG, other than fees for the services referenced under the captions “Audit Fees” and “Financial Information Systems Design and Implementation Fees,” during 2002 were approximately $694,000. These fees were attributable to both audit-related and non-audit services. Audit-related services consisted of approximately $298,000 for statutory audits of foreign subsidiaries and approximately $97,000 associated with company acquisitions, SEC filings and an information systems control review. Non-audit services consisted of approximately $299,000 for domestic and foreign tax compliance and tax consulting. The Audit Committee has determined that the provision of services described above in this paragraph was compatible with maintaining the independence of KPMG during KPMG’s engagement as the Company’s independent accountants.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Exchange Act requires the Company’s executive officers and directors and persons who own more than 10% of a registered class of the Company’s equity securities to file with the SEC reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5. Such officers, directors and 10% stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file. Based solely on its review of the copies of such forms received by it or written representations from certain reporting persons, the Company believes that, during the year ended December 31, 2002, all Section 16(a) filing requirements applicable to its officers, directors, and 10% stockholders were satisfied on a timely basis. In making these statements, the Company has relied upon the written representations of its officers and directors.

Employment Agreements and Change in Control Arrangements with Named Executive Officers

      On July 31, 2000, the Company entered into an employment arrangement with Peter Gyenes, the Company’s Chairman and Chief Executive Officer, which provides for an annual base salary of $600,000 and an annual incentive cash bonus payable pursuant to the terms of the Company’s executive bonus plan at a target incentive of 100% of his annual base. This arrangement also provided for a retention payment of $875,000 which was paid on August 1, 2000 and for an equal retention payment of $875,000 which was paid on April 15, 2001. In connection with this arrangement, the Company also granted Mr. Gyenes an option under the 1994 Plan to acquire 985,000 shares of Common Stock and an option under the 1997 Plan to acquire 515,000 shares of Common Stock, in each case at $4.9375 per share, representing the fair market value per share on the grant date. The shares granted under the 1994 Plan vest at the rate of 25% on July 14, 2000 and 2.08% each month thereafter. The shares granted under the 1997 Plan vest at the rate of 25% per year. On May 1, 2002, Mr. Gyenes voluntarily reduced his annual salary to $375,000.

      On May 1, 2002, the Company entered into an Amended and Restated Change of Control and Severance Agreement with Mr. Gyenes (the “Gyenes Agreement”), which superceded a Change of Control and Severance Agreement dated August 28, 2000. The Gyenes Agreement provides for acceleration of unvested options, excise tax protection, and cash severance payments in the event of a change of control. With respect to the acceleration of vesting of stock options, the Gyenes Agreement provides that if a change of control occurs within six months after the effective date of the options, vesting will accelerate as to two years’ additional vesting, but if the change of control occurs on or after the six-month period, vesting will accelerate in full, provided in either case that Mr. Gyenes is employed by the Company on the date on which the change of control occurs. With respect to cash severance payments, the Gyenes Agreement provides that if Mr. Gyenes’ employment is terminated by the surviving entity for any reason other than for cause within one year after a change of control, he shall be paid the greater of two years’ base salary and two years’ target bonus based on the salary and bonus then in effect, or $2.4 million. If Mr. Gyenes is entitled to accelerated vesting and becomes entitled to receive severance under the agreement, he shall have 27 months from the date of termination of his employment to exercise his vested options, unless he becomes employed by a competitor, at which time the options will terminate. Mr. Gyenes is also entitled to an additional payment to offset any excise taxes, interest or penalties imposed by Section 4999 of the Code as a result of payments made and benefits received under the Gyenes Agreement. The Gyenes Agreement also provides that if Mr. Gyenes’ employment is terminated by the Company for any reason other than for cause, he shall be paid the greater of two years’ base salary or $1.2 million and all stock options that were unvested as of July 1, 2001 shall immediately vest. All other options held by Mr. Gyenes shall continue to vest for two years after the date of termination of employment and shall be exercisable for 27 months after the date of termination.

      On October 17, 2002, Mr. Gyenes received a stock option, exercisable for 250,000 shares of Common Stock. Such option vests as to 25% after the first year and in 36 equal monthly installments thereafter.

      On July 31, 2000, the Company entered into a compensation arrangement with Peter Fiore, the Company’s President, which provided for an annual base salary of $500,000 and an annual incentive bonus issued under the Company’s executive bonus plan. The annual incentive bonus is based on the Company’s achievement for a fiscal year measured against objectives for the fiscal year established by the Company’s Board of Directors. This arrangement also provided for a retention payment of $155,000 which was paid on July 31, 2000 and for a second retention payment of $155,000 which was paid on April 15, 2001. In connection with his employment, the Company granted Mr. Fiore an option under the 1994 Plan to acquire 500,000 shares of Common Stock at an exercise price of $5.00 per share, equal to the fair market value per share on the grant date, subject to vesting at a rate of 25% on after one year, and 2.08% each month thereafter. On May 1, 2002, Mr. Fiore voluntarily reduced his annual salary to $375,000.

      On May 1, 2002, the Company entered into an Amended and Restated Change of Control and Severance Agreement with Mr. Fiore (the “Fiore Agreement”), which superceded a Change of Control and Severance Agreement dated August 2, 2000. The Fiore Agreement provides for acceleration of unvested options, excise tax protection, and cash severance payments in the event of a change of control. With respect to the acceleration of vesting of stock options, the Fiore Agreement provides that if a change of control occurs within six months after the effective date of the options, vesting will accelerate as to two years’ additional vesting, but if the change of control occurs on or after the six-month period, vesting will accelerate in full, provided in either case that Mr. Fiore is employed by the Company on the date on which the change of control occurs. With respect to cash severance payments, the Fiore Agreement provides that if Mr. Fiore’s employment is terminated by the surviving entity for any reason other than for cause within one year after a change of control, he shall be paid the greater of two years’ base salary and two years’ target bonus based on the salary and bonus in effect for the then current fiscal year or $2.4 million. If Mr. Fiore is entitled to accelerated vesting and becomes entitled to receive severance under the agreement, he shall have 27 months from the date of termination of his employment to exercise his vested options, unless he becomes employed by a competitor, at which time the options will terminate. Mr. Fiore is also entitled to an additional payment to offset any excise taxes, interest or penalties imposed by Section 4999 of the Code as a result of payments made and benefits received under the Fiore Agreement. The Fiore Agreement also provides that if Mr. Fiore’s employment is terminated by the Company for any reason other than for cause, he shall be paid the greater of two years’ base salary or $1.2 million and all stock options that were unvested as of July 1, 2001 shall immediately vest. All other options held by Mr. Fiore shall continue to vest for two years after the date of termination of employment and shall be exercisable for 15 months after the date of termination.

      On June 13, 2001, the Company entered into an employment arrangement with Robert C. McBride, the Company’s Vice President and Chief Financial Officer, which provides for an annual base salary of $250,000 and an annual incentive bonus issued under the Company’s executive bonus plan. The annual incentive bonus is based on the Company’s achievement for a fiscal year measured against objectives for the fiscal year established by the Company’s Board of Directors. Mr. McBride also received a $50,000 sign-on payment, which would have been repayable to the Company upon his voluntary termination of employment within twelve months of Mr. McBride’s date of hire. In connection with his employment, Mr. McBride was granted an option under the 1994 Plan to acquire 400,000 shares of Common Stock at an exercise price of $3.67 per share, equal to the fair market value per share on the grant date, subject to vesting at a rate of 25% after one year and 2.08% each month thereafter.

      On May 1, 2002, the Company entered into an Amended and Restated Change of Control and Severance Agreement with Mr. McBride (the “McBride Agreement”), which superceded a Change of Control and Severance Agreement dated June 21, 2001. The McBride Agreement provides for acceleration of unvested options, excise tax protection, and cash severance payments in the event of a change of control. With respect to the acceleration of vesting of stock options, the McBride Agreement provides that if a change of control occurs within six months after the effective date of the options, vesting will accelerate as to two years’ additional vesting, but if the change of control occurs on or after the six-month period, vesting will accelerate in full, provided in either case that Mr. McBride is employed by the Company on the date on which the change of control occurs. With respect to cash severance payments, the McBride Agreement provides that if his employment is terminated by the surviving entity for any reason other than for cause within one year after a change of control, he shall be paid two years’ base salary and two years’ target bonus based on the salary and bonus in effect for the then current fiscal year. If Mr. McBride is entitled to accelerated vesting and becomes entitled to receive severance under the agreement, he shall have 27 months from the date of termination of his employment to exercise his vested options, unless he becomes employed by a competitor, at which time the options will terminate. Mr. McBride is also entitled to an additional payment, referred to as a gross-up payment, to offset any excise taxes, interest or penalties imposed by Section 4999 of the Code as a result of payments made and benefits received under the McBride Agreement. The McBride Agreement also provides that if Mr. McBride’s employment is terminated by the Company for any reason other than for cause, he shall be paid two years’ base salary and all stock options that were unvested as of July 1, 2001 shall immediately vest. All other options held by Mr. McBride shall continue to vest for two years after the date of termination of employment and shall be exercisable for 15 months after the date of termination.

      On July 23, 2001, the Company entered into an employment arrangement with Scott N. Semel, the Company’s Vice President, General Counsel and Secretary, which provides for an annual base salary of $200,000, and an annual incentive bonus issued under the Company’s executive bonus plan. The annual incentive bonus is based on the Company’s achievement for a fiscal year measured against objectives for the fiscal year established by the Company’s Board of Directors. In connection with his employment, Mr. Semel was granted an option under the 1994 Plan to acquire 125,000 shares of Common Stock at an exercise price of $3.10, equal to the fair market value per share on the grant date, subject to vesting at a rate of 25% after one year and 2.08% each month thereafter. In the event of a change in control that results in Mr. Semel’s termination or constructive discharge, the vesting and exercise period for such stock option would continue for one year beyond the date of termination, and Mr. Semel would receive severance pay in the amount of one year’s base salary and target bonus.

      On December 12, 2002, the Board of Directors approved a change in control severance program intended to update the benefits to executive officers and certain other key employees upon termination in connection with a change in control. The purposes of the program are to ensure retention of members of management and key employees of the Company who are considered to be critical to the Company by the Board of Directors.

      The Company maintains a “split dollar” life insurance arrangement, assumed in its acquisition of Ardent, with respect to Messrs. Gyenes and Fiore. Pursuant to these arrangements, the recipients may borrow against the excess cash surrender values of their policies over cumulative paid-in premiums. The Company is entitled to recover the amount of premiums paid by the Company upon termination of the policy or death of the recipient. Following the passage of the Sarbanes-Oxley Act of 2002, the Company has ceased paying premiums on policies held by Messrs. Gyenes and Fiore. In 2002, the Company paid or committed to pay Mr. Fiore the amount of $70,677 which, after the impact of payroll taxes, represented the amount of the annual premium on his split dollar life insurance policy. The Company will not be entitled to be reimbursed for this payment. The Company has no plans to offer similar arrangements to additional executive officers or employees.

      The Company has also adopted a Stockholders’ Rights Agreement and in connection therewith has declared a dividend of one purchase right (each a “Right” and collectively, the “Rights”) for each share of Common Stock outstanding on September 17, 1991 and each share of Common Stock thereafter issued. The Rights trade together with the Common Stock and generally become exercisable on the tenth day after a person or group (i) acquires 20% of more of the outstanding Common Stock or (ii) commences a tender offer or exchange offer that would result in such a person or group owning 20% or more of the Common Stock. In the event that a person or group acquires 20% or more of the Common Stock (a “Stock Acquisition”), each Right not owned by the 20% or more stockholder (the “Acquiring Person”) and its affiliates would become exercisable for the exercise price of the Right (currently, $60) for Common Stock (or in the event that sufficient Common Stock is not available, either preferred stock, debt securities or other assets available to the Company with a value equal to a share of Common Stock) in an amount equal to the then current exercise price of the Right divided by one half the then current market price of a share of Common Stock. Alternatively, in the event of certain business combinations following a Stock Acquisition, each Right not owned by the Acquiring Person and its affiliates would become exercisable for the exercise price of the Right for common stock of the Acquiring Person in an amount equal to the then current exercise price of the Right divided by one half the market price of the Acquiring Person’s common stock. At any time until ten days following a Stock Acquisition, the Rights are redeemable by the Company’s Board of Directors at a price of $.01 per Right. The Rights have no voting privileges. The Rights will terminate upon the earlier of the date of their redemption or July 25, 2005.

      Other than as described above, the Company does not have any employment contracts, termination arrangements or change of control arrangements with any Named Executive Officer. See also “Certain Transactions” below.

Certain Transactions

      Pursuant to both Article VI of the Company’s Second Amended and Restated Bylaws and Section 6 of the Indemnity Agreement the Company enters into with its executive officers and directors, the Company has agreed to advance expenses incurred by indemnified parties in connection with the investigation, defense, settlement or appeal of threatened, pending or completed action or suits against such parties in their capacity as an agent of the Company. Under both the Company’s Second Amended and Restated Bylaws and the Indemnity Agreement, the indemnified party will repay the Company for any advanced expenses if it is ultimately determined that the indemnified party is not entitled to be indemnified by the Company.

Company Performance Graph

      Notwithstanding any statement to the contrary in any of the Company’s previous or future filings with the SEC, this Company Performance Graph is not “soliciting material,” shall not be deemed “filed” with the SEC and shall not be incorporated by reference into any such filings.

      The following graph shows a five-year comparison of cumulative total return for Common Stock through December 31, 2002 relative to the NASDAQ Index (US) and the RDG Software Composite Index. The JP Morgan H&Q index, included in the Company’s proxy statement with respect to its 2002 annual meeting, was discontinued and, as a result, a comparison to the JPMorgan H&Q Computer Software Index is also included only through December 2001.

	Ascential Software	Nasdaq Stock Market	JPMorgan H&Q	RDG Software
	Corporation	-U.S.	Computer Software	Composite

Dec-97	100.00	100.00	100.00	100.00
Dec-98	207.89	140.99	130.64	180.87
Dec-99	240.80	261.48	297.24	381.67
Dec-00	62.51	157.42	222.23	211.74
Dec-01	85.26	124.89	145.39	178.58
Dec-02	50.53	86.33		124.28

      Assumes $100 invested on the last trading day of December 1997 at the closing sales price in the Common Stock, the NASDAQ Index (US), the RDG Software Composite Index, and the JPMorgan H&Q Computer Software Index. Total return assumes reinvestment of dividends for the NASDAQ Index (US), the RDG Software Composite Index, and the JPMorgan H&Q Computer Software Index. The Company has never paid cash dividends on the Common Stock and has no present plans to do so.

      The NASDAQ Index (US) was prepared by the Center for Research in Security Prices and includes all United States NASDAQ companies. The JPMorgan H&Q Computer Software Index was a subset of the JPMorgan H&Q Technology Index and was comprised of publicly traded stocks considered by JPMorgan H&Q as representative of the software marketplace as a whole. The RDG Software Composite Index is compiled by Research Data Group, Inc. as representative of the software marketplace as a whole.

PROPOSAL TWO

TO AUTHORIZE THE BOARD OF DIRECTORS, IN ITS DISCRETION, TO AMEND THE
COMPANY’S RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A 1-FOR-4
REVERSE STOCK SPLIT OF THE COMPANY’S ISSUED AND OUTSTANDING
SHARES OF COMMON STOCK AT ANY TIME PRIOR TO THE NEXT
ANNUAL MEETING OF STOCKHOLDERS

Board of Directors’ Recommendation

      The Board of Directors unanimously recommends that the stockholders vote FOR the proposal to authorize the Board of Directors, in its discretion, to amend the Restated Certificate of Incorporation to effect a 1-for-4 reverse stock split of Common Stock at any time prior to the Company’s next annual meeting of stockholders.

General

      In this Proposal Two, the Company’s stockholders are being asked to authorize the Board of Directors, in its discretion, to amend the Company’s Restated Certificate of Incorporation to effect a 1-for-4 reverse stock split (the “Reverse Split”) at any time prior to the next annual meeting of stockholders. The Board of Directors has adopted a resolution (i) declaring the advisability of the Reverse Split, subject to stockholder approval, (ii) amending the Company’s Restated Certificate of Incorporation to effect the Reverse Split, subject to stockholder approval (the “Amended Charter”), and (iii) authorizing any other action it deems necessary to effect the Reverse Split at any time prior to the next annual meeting of stockholders.

      If approved by the stockholders of the Company, the Reverse Split would become effective on any date selected by the Board of Directors on or prior to the Company’s next annual meeting of stockholders. The effective date of the Reverse Split would be the date on which the Amended Charter is filed with the Delaware Secretary of State. However, the Board of Directors reserves the right, even after stockholder approval, to forego or postpone filing of the amendment if such action is determined not to be in the best interests of the Company and its stockholders. If the Reverse Split adopted by the stockholders is not subsequently implemented by the Board of Directors and effected by the next annual meeting of stockholders, the proposed amendment will be deemed abandoned, without any further effect. In such case, the Board of Directors will again seek stockholder approval at a future date for a reverse stock split if it deems a reverse stock split to be advisable at that time.

      The Amended Charter would also reflect a change of the Company’s registered agent, from Paracorp Incorporated, located at 15 East North Street, Dover, Delaware, to the Corporation Trust Company, located at 1209 Orange Street, Wilmington, Delaware.

Reasons for the Reverse Stock Split

      The purpose of the Reverse Split is to more appropriately align the Company’s share base with its current operations. The Company anticipates that, barring unforeseen circumstances, the smaller share base resulting from the Reverse Split would serve to highlight the Company’s future financial results, and position the Common Stock in a price range that is more attractive to a broader range of institutional investors, consistent with the objective of long-term shareholder value.

      Effective January 1, 2001, the Company consolidated its business units into two operating segments: (i) Informix Software, which operated its database software systems business and (ii) Ascential Software, which operated its extract, transform and load and data asset management software and solutions business. During the third quarter of 2001, the Company completed the sale of its database business assets, including the name “Informix,” to IBM for $1 billion in cash (the “IBM Transaction”). In connection with the IBM Transaction, the Company changed its name to “Ascential Software Corporation” and changed the symbol under which its stock is traded on the NASDAQ National Market to “ASCL,” These changes became effective in July 2001. During 2002, after the sale of assets related to its database business, the Company’s sole operating segment has been its Ascential Software business.

      At September 30, 2001, following the completion of the IBM Transaction, the Company had approximately 263,186,000 shares of Common Stock outstanding. Given the significant reduction of the Company’s revenue base as a consequence of the IBM Transaction, the Company believes that appropriate adjustments should be made to its capital structure. As of March 31, 2003, the Company had 231,643,560 shares of Common Stock outstanding, which is only eighteen percent less than the amount outstanding at July 31, 2001. The Board of Directors believes that this amount is misaligned with the Company’s current operations.

      The Board of Directors further believes that the current low per share market price of Common Stock, which it believes is due in part to the overall weakness in the market for NASDAQ stocks and in the software industry, has had a negative effect on the marketability of the existing shares, the amount and percentage of transaction costs paid by individual stockholders and the potential ability of the Company to raise capital or acquire businesses by issuing additional shares of its Common Stock. The Board of Directors believes there are several reasons for these effects. First, certain institutional investors have internal policies preventing the purchase of low-priced stocks. Moreover, a variety of policies and practices of broker-dealers discourage individual brokers within those firms from dealing in low-priced stocks. Second, because the brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher priced stocks, the current share price of Common Stock can result in individual stockholders paying transaction costs (commissions, markups or markdowns) which are a higher percentage of their total share value than would be the case if the Company’s share price was substantially higher. This factor is also believed to discourage institutions from purchasing Common Stock.

      The Board of Directors believes that the decrease in the number of shares of Common Stock outstanding as a consequence of the Reverse Split, and the anticipated increase in the price of Common Stock, could encourage interest in Common Stock and possibly promote greater liquidity for the Company’s stockholders, although such liquidity could be adversely affected by the reduced number of shares outstanding after the Reverse Split. In addition, although any increase in the market price of Common Stock resulting from the Reverse Split may be proportionately less than the decrease in the number of outstanding shares, the Reverse Split could result in a market price for the shares that will be high enough to overcome the reluctance, policies and practices of brokers and investors referred to above and to diminish the adverse impact of trading commissions on the market for the shares.

      There can be no assurances, however, that the foregoing events will occur, or that the market price of Common Stock immediately after the Reverse Split will be maintained for any period of time. Moreover, there can be no assurance that the market price of Common Stock after the proposed reverse stock split will adjust to reflect the conversion ratio (e.g., if the market price is $3.00 before the reverse stock split and the ratio is one (1) new share for every four (4) shares outstanding, there can be no assurance that the market price immediately after the reverse stock split will be $12.00 (4 × $3.00)); or that the market price following the Reverse Split will either exceed or remain in excess of the current market price.

Principal Effects of the 1-for-4 Reverse Stock Split

      If the Reverse Split is approved at the Annual Meeting and the Board of Directors elects to effect the Reverse Split, each outstanding share of Common Stock as of the record date of the Reverse Split will immediately and automatically be changed, as of the effective date of the Amended Charter, into one fourth of a share of Common Stock. In addition, proportional adjustments will be made to the maximum number of shares issuable under and other terms of the Company’s stock plans, as well as the number of shares issuable upon exercise and the exercise price of the Company’s outstanding options. A proportional adjustment will also be made to the exercise price of outstanding rights to purchase Common Stock under the Company’s Rights Agreement. No fractional shares of Common Stock will be issued in connection with the Reverse Split. Holders of Common Stock who would otherwise receive a fractional share of

Common Stock pursuant to the Reverse Split will receive cash in lieu of the fractional share as explained more fully below.

      If the Reverse Split is approved at the Annual Meeting and effected by the Board of Directors, the Board of Directors will fix a record date for determination of shares subject to the Reverse Split. As of the date of this Proxy Statement, the Board of Directors had not fixed a record date for the Reverse Split. As of April 24, 2003, the record date for the Annual Meeting, there were 231,804,085 shares of Common Stock issued and outstanding, and 29,403,649 shares of Common Stock subject to options granted by the Company, at an average per share exercise price of $4.26. If additional shares of Common Stock are issued or redeemed, the actual number of shares issued and outstanding before and after the Reverse Split will increase or decrease accordingly.

      Because the Reverse Split will apply to all issued and outstanding shares of Common Stock and outstanding rights to purchase Common Stock or to convert other securities into Common Stock, the proposed Reverse Split will not alter the relative rights and preferences of existing stockholders.

      If the Reverse Split is approved at the Annual Meeting and effected by the Board of Directors, some stockholders may consequently own less than one hundred shares of Common Stock. A purchase or sale of less than one hundred shares (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers, depending on whether the shares are held in certificate or electronic form. Therefore, those stockholders who own less than one hundred shares following the Reverse Split may, in some circumstances, be required to pay modestly higher transaction costs should they then decide to sell their shares in the Company.

      Stockholders have no right under Delaware law or the Company’s Restated Certificate of Incorporation or Second Amended and Restated Bylaws to exercise appraisal rights with regard to the Reverse Split or to dissent from the payment of cash in lieu of issuing fractional shares once the Reverse Split has been approved.

Cash Payment in Lieu of Fractional Shares

      In lieu of any fractional shares to which a holder of Common Stock would otherwise be entitled as a result of the Reverse Split, the Company shall pay cash equal to such fraction multiplied by the average of the high and low trading prices of Common Stock on NASDAQ during regular trading hours for the five trading days immediately preceding the effective time of the Reverse Split, which amount is hereby determined to equal the fair market value of Common Stock at the effective time of the Reverse Split.

Federal Income Tax Consequences

      The following description of the material United States federal income tax consequences of the Reverse Split is based on the Code, applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this Proxy Statement. Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. The Company has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the Reverse Split. This discussion is for general information only and does not discuss the tax consequences which may apply to special classes of taxpayers (e.g., non-resident aliens, broker/ dealers or insurance companies). The state, foreign and local tax consequences of the Reverse Split may vary significantly as to each stockholder, depending upon the jurisdiction in which such stockholder resides. Stockholders are urged to consult their own tax advisors to determine the particular consequences to them.

      In general, the federal income tax consequences of the Reverse Split will vary among stockholders depending upon whether they receive cash for fractional shares or solely a reduced number of shares of Common Stock in exchange for their existing shares of Common Stock. The Company believes that because the Reverse Split is not part of a plan to increase periodically a stockholder’s proportionate interest in the Company’s assets or earnings and profits, the Reverse Split will likely have the following federal income tax effects:

•	A stockholder who receives solely a reduced number of shares of Common Stock will not recognize gain or loss. In the aggregate, such a stockholder’s basis in the reduced number of shares of Common Stock will equal the stockholder’s basis in its existing shares of Common Stock.

•	A stockholder who receives cash in lieu of a fractional share as a result of the Reverse Split will generally be treated as having received the payment as a distribution in redemption of the fractional share, as provided in Section 302(a) of the Code, which distribution will be taxed as either a distribution under Section 301 of the Code or an exchange to such stockholder, depending on that stockholder’s particular facts and circumstances. A stockholder receiving such a payment should recognize gain or loss equal to the difference, if any, between the amount of cash received and the stockholder’s basis in the fractional share. In the aggregate, such a stockholder’s basis in the reduced number of shares of Common Stock will equal the stockholder’s basis in its existing shares of Common Stock decreased by the basis allocated to the fractional share for which such stockholder is entitled to receive cash.

•	The Company will not recognize any gain or loss as a result of the Reverse Split.

Board Discretion to Implement the 1-for-4 Reverse Stock Split

      If the Reverse Split is approved at the Annual Meeting, the Board of Directors may, in its sole discretion, at any time prior to the Company’s next annual meeting of stockholders, authorize the Reverse Split and file the Amended Charter with the Delaware Secretary of State. The form of the Amended Charter is attached as Appendix A to this Proxy Statement. The determination by the Board of Directors will be based on a number of factors, including market conditions, existing and expected trading prices for Common Stock and the likely effect of business developments on the market price for Common Stock. Notwithstanding approval of the Reverse Split at the Annual Meeting, the Board of Directors may, in its sole discretion, determine not to implement the Reverse Split.

PROPOSAL THREE

APPROVAL OF AMENDMENT TO EMPLOYEE STOCK PURCHASE PLAN

Board of Directors’ Recommendation

      The Board of Directors has unanimously approved the amendment to the ESPP and recommends that the stockholders vote FOR the amendment increasing the number of shares of Common Stock authorized for issuance under the ESPP from 8,000,000 to 9,000,000 (without giving effect to the Reverse Split).

      On April 15, 2003, the Board of Directors adopted, subject to stockholder approval, an amendment to the 1997 Employee Stock Purchase Plan (the “ESPP”) increasing the number of shares authorized for issuance under the ESPP by 1,000,000 shares to a total of 9,000,000 shares (without giving effect to the proposed Reverse Split). This amendment will become effective following the Reverse Split and contingent upon receipt of the requisite stockholder approval. All share numbers in this Proposal 3 are presented without giving effect to the proposed 1-for-4 reverse split described in Proposal 2 of this Proxy Statement.

      The purpose of the ESPP is to promote the success and enhance the value of the Company, by providing eligible employees of the Company with the opportunity to purchase shares of Common Stock through payroll deductions. The Company also believes that the ESPP has been instrumental in the Company’s ongoing efforts to attract and retain employees of outstanding competence in the highly competitive labor markets in which the Company competes. The ESPP is intended to qualify as an employee stock purchase plan under the Code.

      The Company estimates that without the proposed increase the remaining shares available for issuance under the ESPP will be exhausted within 2003 or 2004.

      As of April 24, 2003, 893,528 shares of Common Stock were available for purchase under the ESPP.

Description of the ESPP

      The following summary of the ESPP is qualified in its entirety by reference to the ESPP, a copy of which is attached as Appendix B to the Preliminary Proxy Statement of the Company filed with the SEC on April 18, 2003 and may be accessed from the SEC’s home page (www.sec.gov). In addition, a copy of the ESPP showing the proposed additions and deletions to the text of the ESPP may be obtained by making a written request to the Secretary of the Company.

General

      The ESPP is administered by a committee of the Board of Directors (the “ESPP Committee”). The members of the ESPP Committee are appointed from time to time by, and serve at the pleasure of, the Board of Directors. At present, the ESPP Committee is made up of the members of the Company’s Compensation Committee.

      Subject to the terms of the ESPP, the ESPP Committee has all discretion and authority necessary or appropriate to control and manage the operation and administration of the ESPP. As permitted by Section 423 of the Code and the ESPP, the ESPP Committee also may establish a waiting period (not to exceed two years) before new employees may become eligible for the ESPP or exclude certain classes of employees from participating in the ESPP. The ESPP Committee may establish rules, interpret provisions of the ESPP, and take any other actions to administer the ESPP that it considers appropriate to promote the Company’s best interests and to ensure that the ESPP remains qualified under Section 423 of the Code. The ESPP Committee may delegate one or more of its functions to any of its members or to any other person. The Company’s Board of Directors, in its sole discretion, may amend or terminate the ESPP at any time and for any reason.

Stock Subject to the ESPP

      Currently a maximum of 8,000,000 shares of Common Stock are authorized for issuance under the ESPP. If the proposed amendment is approved, the maximum number of shares shall increase from 8,000,000 shares to 9,000,000 shares or treasury shares.

Eligibility

      Most employees of the Company are eligible to elect to participate in the ESPP. However, an employee is not eligible if he or she (i) normally works less than or equal to 20 hours per week or five months during a calendar year or (ii) has the right to acquire 5% or more of the voting stock of the Company or of any subsidiary of the Company.

Enrollment and Contributions

      Eligible employees voluntarily elect whether or not to enroll in the ESPP. Employees join for an enrollment period of three months. Eligible employees who have joined the ESPP are automatically re-enrolled for additional rolling three-month periods; provided, however, that an employee may cancel his or her enrollment at any time (subject to the relevant ESPP rules). The ESPP Committee is authorized to change the duration of future enrollment periods, but no enrollment period may be longer than 12 months. Employees contribute to the ESPP through payroll deductions. Participating employees generally may contribute up to 15% of their eligible compensation through after-tax payroll deductions. The ESPP Committee may, from time to time, establish a lower maximum permitted contribution percentage. Currently, this maximum is set at 10%. After an enrollment period has begun, an employee may not increase or decrease his or her contribution until the next enrollment period, but the employee may withdraw from the ESPP as described below.

Purchase of Shares

      On the last day of each enrollment period, each participating employee’s payroll deductions are used to purchase shares of Common Stock for the employee, subject to, among other limitations, the $25,000 limitation described below. The price of the shares purchased will be 85% of the lower of (i) the stock’s market value on the first business day of the enrollment period or (ii) the stock’s market value on the last business day of the enrollment period. Market value under the ESPP means the closing price of the Common Stock on NASDAQ for the day in question. The ESPP Committee is permitted to specify a maximum number of shares which may be purchased by any employee. Currently, this maximum is set at 20,000 shares per calendar quarter. However, as required by Section 423 of the Code, no employee may be granted an option which permits his rights to purchase Common Stock under the ESPP (or any other such Company plan) to accrue at a rate which exceeds $25,000 of fair market value of such Common Stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

Termination of Participation

      Participation in the ESPP terminates when a participating employee’s employment with the Company ceases for any reason, the employee withdraws from the ESPP or the ESPP is terminated or amended such that the employee no longer is eligible to participate.

     Changes in Capital Structure

      In the event of any stock split or other change in the capital structure of the Company, the Board of Directors may make such adjustments, if any, as it deems appropriate in the number, kind and purchase price of the shares available for purchase under the ESPP.

Federal Income Tax Consequences

      The following generally summarizes the United States federal income tax consequences that will arise with respect to participation in the plan and with respect to the sale of common stock acquired under the plan. This summary is based on the tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below.

     Tax Consequences to Participants

      A participant will not have income upon enrolling in the plan or upon purchasing stock at the end of an offering.

      A participant may have both compensation income and capital gain income or both compensation income and a capital loss upon the sale of stock that was acquired under the plan. The amount of each type of income and loss will depend on when the participant sells the stock.

      If the participant sells the stock more than two years after the commencement of the offering during which the stock was purchased and more than one year after the date that the participant purchased the stock, then the participant will have compensation income equal to the lesser of:

•	15% of the value of the stock on the day the offering commenced; and

•	the participant’s profit (the excess of the sales proceeds over the purchase price).

      Any excess profit will be long-term capital gain. If the participant sells the stock at a loss (if sales proceeds are less than the purchase price) after satisfying these waiting periods, then the loss will be a long-term capital loss.

      If the participant sells the stock prior to satisfying these waiting periods, then he or she will have engaged in a disqualifying disposition. Upon a disqualifying disposition, the participant will have compensation income equal to the value of the stock on the day he or she purchased the stock less the purchase price. If the participant’s profit exceeds the compensation income, then the excess profit will be capital gain. If the participant’s profit is less than the compensation income, then the participant will have a capital loss equal to the value of the stock on the day he or she purchased the stock less the sales proceeds. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

     Tax Consequences to the Company

      There will be no tax consequences to the Company except that the Company will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

PROPOSAL FOUR

APPROVAL OF AMENDMENT TO 1994 STOCK OPTION AND AWARD PLAN

Board of Directors’ Recommendation

      The Board of Directors has unanimously approved the amendment to the 1994 Plan and recommends that the stockholders vote FOR the amendment (i) prohibiting repricing of awards issued under the 1994 Plan without stockholder approval; (ii) increasing the number of shares of Common Stock authorized for issuance under the 1994 Plan from 24,000,000 to 33,000,000 (without giving effect to the Reverse Split); and (iii) providing for the issuance of restricted stock in lieu of performance shares.

      On April 15, 2003, the Board of Directors adopted, subject to stockholder approval, an amendment to the 1994 Plan (i) prohibiting repricing of options issued under the 1994 Plan without stockholder approval; (ii) increasing the number of shares authorized for issuance under the 1994 Plan by 9,000,000 shares to a total of 33,000,000 shares (without giving effect to the proposed Reverse Split); and (iii) providing for the issuance of restricted stock in lieu of performance shares. This amendment will become effective upon receipt of the requisite stockholder approval. All share numbers in this Proposal 4 are presented without giving effect to the proposed 1-for-4 reverse split described in Proposal 2 of this Proxy Statement.

      The purpose of 1994 Plan is to increase incentive for outstanding performance and to encourage stock ownership on the part of key employees of the Company, to align the interests of key employees with those of the Company’s stockholders, and to attract and retain the services of outstanding individuals.

      The proposed amendment also provides that stock options granted under the 1994 Plan may not be repriced by the Company without stockholder approval. Repricing includes the reduction of the exercise price of an outstanding option or the grant of a new stock option in exchange for or in substitution of an outstanding stock option.

      In addition, the proposed amendment provides for the issuance of restricted stock awards in lieu of performance share awards. The Company believes that the issuance of restricted stock awards in lieu of performance share awards will simplify the administration of the 1994 Plan and facilitate the issuance of equity incentive awards through the availability of restricted stock awards. In 1998, the Board of Directors granted 35,000 performance shares to a former executive, however the executive resigned from the Company before the performance criteria were met and, therefore, no shares were issued by the Company. To date, no other performance share awards have been granted under the 1994 Plan.

      The Company estimates that without the proposed increase, and after giving effect to the Reverse Split, the remaining shares available for issuance under the 1994 Plan will be exhausted by the end of 2003 or within 2004. As of February 15, 2003, options for 12,435,042 shares of Common Stock were outstanding under the 1994 Plan and 7,886,285 shares of Common Stock remained available for future awards (without giving effect to the Reverse Split).

Description of the 1994 Plan

      The following summary of the 1994 Plan is qualified in its entirety by reference to the 1994 Plan, a copy of which is attached as Appendix C to the Preliminary Proxy Statement of the Company filed with the SEC on April 18, 2003 and may be accessed from the SEC’s home page (www.sec.gov). In addition, a copy of the 1994 Plan showing the proposed additions and deletions to the text of the 1994 Plan may be obtained by making a written request to the Secretary of the Company.

     General

      The 1994 Plan is administered by a committee of the Board of Directors consisting of not less than two directors (the “1994 Plan Committee”). The members of the 1994 Plan Committee are appointed from time to time by and serve at the pleasure of, the Board of Directors. At present, the Compensation Committee administers the 1994 Plan.

      The 1994 Plan Committee has all powers and discretion necessary and appropriate to administer the 1994 Plan and to control its operation, including, without limitation, the power to (i) determine which employees shall be granted awards, (ii) prescribe the terms and conditions of the awards, (iii) interpret the 1994 Plan and the awards, (iv) adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the 1994 Plan by employees who are foreign nationals or employed outside of the United States, (v) adopt rules for the administration, interpretation and application of the 1994 Plan, and (vi) interpret, amend or revoke any such rules. All determinations and decisions made by the 1994 Plan Committee pursuant to the provisions of the 1994 Plan are final, conclusive and binding.

      The 1994 Plan Committee, in its sole discretion, may delegate all or any part of its authority and powers under the 1994 Plan to one or more directors or officers of the Company; provided, however, that the 1994 Plan Committee may not delegate its authority and powers (a) with respect to grants made to persons subject to Section 16 of the Exchange Act, or (b) in any way that would jeopardize the 1994 Plan’s qualification under Rule 16b-3 under the Exchange Act or Section 162(m) of the Code. The 1994 Plan Committee has delegated authority to administer the 1994 Plan to the Company’s Chairman of the Board of Directors and Chief Executive Officer, Peter Gyenes; provided that no grants may be made to persons subject to Section 16 of the Exchange Act or in any way that would jeopardize the 1994 Plan’s qualification under Rule 16b-3 under the Exchange Act or Section 162(m) of the Code.

     Stock Subject to the 1994 Plan

      Currently, a maximum of 24,000,000 shares of Common Stock are authorized for issuance under the 1994 Plan. If the proposed amendment increasing the number of shares of Common Stock authorized for issuance under the 1994 Plan is approved, the maximum number of shares shall increase from 24,000,000 shares to 33,000,000 shares (without giving effect to the Reverse Split). If an award is canceled, terminates, expires or lapses for any reason, the shares of stock that were subject to such award are returned to the 1994 Plan and become available for future awards under the 1994 Plan.

      The Board of Directors and the stockholders of the Company approved amendments to the 1994 Plan increasing the number of shares authorized under the 1994 Plan by 8,000,000 shares in 1997 and 8,000,000 shares in 2000 (the “Additional Shares”). Options that cover any portion of the Additional Shares may not be repriced without approval by the Company’s stockholders.

     Eligibility

      The 1994 Plan provides that awards of incentive stock options, nonstatutory stock options and performance shares may be granted to employees (including officers and directors who are also employees) of the Company and its affiliates, including corporations controlling, controlled by or under common control with the Company. Awards of incentive stock options, however, may only be made to employees of the Company or its subsidiaries. The 1994 Plan Committee selects the participants and determines the number of shares subject to each award. The 1994 Plan prohibits a single participant from receiving awards of stock options covering more than 500,000 shares during any single fiscal year or awards of performance shares covering more than 200,000 shares during any single fiscal year. The 1994 Plan Committee has discretion, however, to award stock options covering up to 1,000,000 shares to a participant in the fiscal year in which the participant first becomes an employee of the Company or is promoted from a position as a non-executive officer to a position as an executive officer.

     Types of Awards

Stock Options

      Award Agreement. The terms of stock option awards under the 1994 Plan are determined by the 1994 Plan Committee. Each award is evidenced by a written agreement between the Company and the person to whom the award is made. The award agreement specifies the option price, the expiration date of the option, the number of shares to which the option pertains, any conditions to the exercise of the option and such other terms and conditions as the 1994 Plan Committee, in its discretion, shall determine. The award agreement also specifies whether the option is intended to qualify as an incentive stock option pursuant to Section 422 of the Code or as a nonstatutory stock option. Generally, no consideration is paid by participants for the grant of a stock option award under the 1994 Plan.

      Option Price. The per share exercise price of each option awarded under the 1994 Plan will be no less than the fair market value per share on the date the option is awarded. Incentive stock options awarded to stockholders owning more than 10% of the Company’s outstanding shares are subject to the additional restriction that the exercise price must be at least 110% of the fair market value of a share on the date of award.

      Exercise of Options. The option price upon exercise of any option shall be paid in full in cash or its equivalent. The 1994 Plan Committee, in its sole discretion, may permit payment by tendering previously acquired shares of Common Stock that have been beneficially owned for at least 6 months prior to their tender or by any other means which the 1994 Plan Committee, in its discretion, determines to provide legal consideration for the shares and to be consistent with the purposes of the 1994 Plan.

      Stock Option Term. Options awarded under the 1994 Plan expire on the date set forth in the written stock option agreement for each option award. The maximum term of stock options awarded under the 1994 Plan is 10 years, except in the case of a participant’s death, where the 1994 Plan Committee has the discretion to allow the participant’s beneficiary up to an additional year to exercise a nonstatutory stock option. An option generally may be exercised for up to one year following termination of employment.

Performance Share Awards

      Presently, performance shares may be awarded under the 1994 Plan. The proposed amendment to the 1994 Plan would provide for the issuance of restricted stock, as described under the heading “Restricted Stock” below, in lieu of performance shares.

      Award Agreement. The terms of performance share awards under the 1994 Plan are determined by the 1994 Plan Committee. Each award is evidenced by a written agreement between the Company and the person to whom the award is made. Each award agreement will set forth certain performance goals established by the 1994 Plan Committee and the period in which such goals are to be met. The number or value of performance shares that will be paid out to a participant at the end of the performance period depends on the extent to which such goals have been met by the participant. The 1994 Plan Committee reserves the right to adjust or waive the achievement of the performance goals it has set. No consideration is payable by participants for performance share awards under the 1994 Plan. In 1998, the Board of Directors granted 35,000 performance shares to a former executive; however, the executive resigned from the Company before the performance criteria were met and, therefore, no shares were issued by the Company. To date, no other performance share awards have been made under the 1994 Plan.

      Payment of Performance Shares. Payment of earned performance shares is made as soon as practicable after the expiration of the applicable performance period. The 1994 Plan Committee, in its discretion, may pay earned performance shares in the form of shares, cash or a combination of shares and cash. Payment of performance shares in cash results in the return of the shares to the 1994 Plan, and the shares subject to an award paid in cash will again be available for grant under the 1994 Plan. Unless otherwise established by the 1994 Plan Committee in the applicable award agreement, upon a participant’s termination of employment, for any reason, all remaining unearned performance shares are forfeited and returned to the 1994 Plan and are again available for award under the 1994 Plan.

Restricted Stock Awards

      The proposed amendment to the 1994 Plan provides for the issuance of restricted stock in lieu of performance shares, subject to the limitation that no more than 20% of the maximum number of shares authorized for issuance under the 1994 Plan may be issued pursuant to restricted stock awards. Awards of restricted stock entitle recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established for such award.

Amendment and Termination

      The Board of Directors may, in its discretion, alter, amend or terminate the 1994 Plan or any part of it, at any time and for any reason. However, to the extent required by the 1994 Plan or required to maintain the 1994 Plan’s qualification under Rule 16b-3 under the Exchange Act or Section 162(m) of the Code, any such amendment shall be subject to stockholder approval. Neither the amendment, suspension nor termination of the 1994 Plan shall, without the consent of the participant, alter or impair any rights or obligations under any award previously granted.

      The 1994 Plan currently provides that the plan will remain in effect until terminated by the Board of Directors; however, no incentive stock option may be awarded under the 1994 Plan after March 22, 2004.

Changes in Capital Structure

      In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, share combination or other change in the corporate structure of the Company affecting the shares, such adjustment shall be made in the number and class of shares which may be delivered under the 1994 Plan, and in the number and class of or price of shares subject to outstanding awards under the 1994 Plan, as the 1994 Plan Committee, in its discretion, shall determine to be appropriate to prevent dilution or diminution of awards under the 1994 Plan. No fractional shares shall be issued as a result of such adjustment.

Federal Income Tax Consequences

      The following generally summarizes the United States federal income tax consequences that generally will arise with respect to awards granted under the 1994 Plan. This summary is based on the tax laws in effect as of the date of this Proxy Statement. Changes to these laws could alter the tax consequences described below.

     Incentive Stock Options

      A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by the Company or its corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonstatutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

      A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

     Nonstatutory Stock Options

      A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Restricted Stock

      A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Tax Consequences to the Company

      There will be no tax consequences to the Company except that the Company will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

Number of Shares Awarded to Certain Individuals and Groups

      As of the date of this Proxy Statement, there has been no determination by the 1994 Plan Committee with respect to future awards under the 1994 Plan. Accordingly, future awards are not determinable. For the period commencing on the adoption of the 1994 Plan through February 15, 2003, the following individuals and groups have been granted options to purchase the indicated number of shares of Common Stock (without giving effect to the Reverse Split) pursuant to the 1994 Plan: Peter Gyenes — 2,000,000 shares; Peter Fiore — 1,750,000 shares; Robert C. McBride — 750,000 shares; Scott N. Semel — 550,000 shares; John J. Gavin, Jr. — no shares; David J. Ellenberger — no shares, William J. Weyand — no shares; Robert M. Morrill — no shares; all current executive officers as a group — 5,050,000 shares; all current directors who are not executive officers as a group — no shares; and all employees, including all current officers who are not executive officers, as a group — 7,385,042 shares. Mr. Gyenes is the Company’s Chairman and Chief Executive Officer; Mr. Fiore is the Company’s President; Mr. McBride is the Company’s Vice President and Chief Financial Officer; Mr. Semel is the Company’s Vice President, General Counsel and Secretary; and Messrs. Gavin, Ellenberger, Weyand and Morrill are non-employee directors of the Company. Mr. Gavin is also a Class I Nominee.

      On April 17, 2003, the last reported sale price of the Company Stock on the NASDAQ National Market was $3.14.

PROPOSAL FIVE

APPROVAL OF AMENDMENT TO 1989 OUTSIDE DIRECTORS STOCK OPTION PLAN

Board of Directors’ Recommendation

      The Board of Directors has unanimously approved the amendment to the Director Plan and recommends that the stockholders vote FOR the amendment increasing the number of shares of Common Stock authorized for issuance under the Director Plan from 1,600,000 to 2,600,000 (with giving effect to the Reverse Split).

      On April 15, 2003, the Board of Directors adopted, subject to approval of the Company’s stockholders, an amendment to the Director Plan increasing the number of shares authorized for issuance under the Director Plan by 1,000,000 shares to a total of 2,600,000 shares (without giving effect to the proposed Reverse Split). This amendment will become effective upon receipt of the requisite stockholder approval. All share numbers in this Proposal 5 are presented without giving effect to the proposed 1-for-4 reverse split described in Proposal 2 of this Proxy Statement.

      The purpose of the Director Plan is to create additional incentive for the non-employee directors of the Company. The Board of Directors believes that the grant of stock options is an important tool for use by the Company in attracting, retaining and motivating qualified outside directors.

      The Company estimates that without the proposed increase, and after giving effect to the Reverse Split, the remaining shares available for issuance under the Director Plan will be exhausted by the end of 2003 or within 2004. As of February 15, 2003, options for 422,000 shares of Common Stock were outstanding under the Director Plan and 505,000 shares of Common Stock remained available for future grant (without giving effect to the Reverse Split).

Description of the Director Plan

      The following summary of the Director Plan is qualified in its entirety by reference to the Director Plan, a copy of which is attached as Appendix D to the Preliminary Proxy Statement of the Company filed with the SEC on April 18, 2003 and may be accessed from the SEC’s home page (www.sec.gov). In addition, a copy of the Director Plan showing the proposed additions and deletions to the text of the Director Plan may be obtained by making a written request to the Secretary of the Company.

General

      The Director Plan is administered by a committee of the Board of Directors (the “Director Plan Committee”). The members of the Director Plan Committee are appointed from time to time by, and serve at the pleasure of, the Board of Directors. At present, the Director Plan Committee is made up of the members of the Company’s Compensation Committee.

      Subject to the terms of the Director Plan, the Director Plan Committee has all discretion and authority necessary or appropriate to control and manage the operation and administration of the Director Plan. The Board of Directors, however, determines all questions of interpretation of the Director Plan or any options granted under the Director Plan.

Stock Subject to the Director Plan

      Currently, a maximum of 1,600,000 shares of Common Stock are authorized for issuance under the Director Plan. If the proposed amendment is approved, the maximum number of shares shall increase from 1,600,000 shares to 2,600,000 shares (without giving effect to the Reverse Split). If an option expires, terminates or shares subject to repurchase are repurchased by the Company, the shares of stock that were subject to such option or the repurchased shares are returned to the Director Plan and become available for future grant under the Director Plan.

Eligibility

      Only directors of the Company who are not employees of the Company or any subsidiary of the Company are eligible to receive nonstatutory stock options under the Director Plan.

Options Grants

      The Director Plan provides for the grant of options to outside directors pursuant to an automatic, non-discretionary grant mechanism. Outside directors are currently automatically granted an option to purchase 20,000 shares of Common Stock upon initial election to the Board of Directors and an additional option to purchase 15,000 shares of Common Stock annually thereafter. One-third of such shares vest and become exercisable per year for each full year of the outside director’s continuous service as a director of the Company. Options are exercisable for a term of 10 years, and the exercise price of such options is the fair market value of the shares as of the date of grant. The option price upon exercise of an option may be paid by cash, check or cash equivalent. No options may be granted after May 17, 2009. Generally, no consideration is paid by participants for the grant of a stock option under the Director Plan.

Amendment and Termination

      The Director Plan Committee, in its sole discretion, may amend or terminate the Director Plan at any time; provided, however, that stockholder approval is required for any increase in the total number of shares authorized for issuance under the Director Plan and any change to the class of persons eligible to receive options under the Director Plan.

Changes in Capital Structure

      In the event of a stock dividend, stock split, reverse stock split, combination, reclassification or similar event, appropriate adjustments shall be made in the number and class of shares subject to the Director Plan and to any outstanding options and in the option price of any outstanding options. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation or dissolution of the Company (“Transfer of Control”), each optionholder under the Director Plan shall have the right to exercise all of his or her outstanding options under the Director Plan prior to the Transfer of Control.

Federal Income Tax Consequences

      The following generally summarizes the United States federal income tax consequences that generally will arise with respect to awards granted under the Director Plan. This summary is based on the tax laws in effect as of the date of this Proxy Statement. Changes to these laws could alter the tax consequences described below.

Tax Consequences to the Participant

      A participant will generally not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Tax Consequences to the Company

      There are no tax consequences to the Company except that the Company is entitled to a deduction when a participant has compensation income. Any such deduction would be subject to the limitations of Section 162(m) of the Code.

Number of Shares Awarded to Certain Individuals and Groups

      The Company cannot determine how many outside directors it will have in the future. Accordingly, the number of future grants under the Director Plan is not determinable. For the period commencing on the adoption of the Director Plan through February 15, 2003, the following individuals and groups have been granted options to purchase the indicated number of shares of Common Stock (without giving effect to the Reverse Split) pursuant to the Director Plan: Peter Gyenes — no shares; Peter Fiore — no shares; Robert C. McBride — no shares; Scott N. Semel — no shares; John J. Gavin, Jr. — 35,000 shares; David J. Ellenberger — 35,000 shares, William J. Weyand — 20,000 shares; Robert M. Morrill — 75,000 shares; all current executive officers as a group — no shares; all current directors who are not executive officers as a group — 165,000 shares; and all employees, including all current officers who are not executive officers, as a group — no shares. Mr. Gyenes is the Company’s Chairman and Chief Executive Officer, Mr. Fiore is the Company’s President, Mr. McBride is the Company’s Vice President and Chief Financial Officer, Mr. Semel is the Company’s Vice President, General Counsel and Secretary, and Messrs. Gavin, Ellenberger, Weyand and Morrill are non-employee directors of the Company. Mr. Gavin is also a Class I Nominee. Only directors of the Company who are not employees of the Company or any subsidiary of the Company are eligible to receive nonstatutory options under the Director Plan.

      On April 17, 2003, the last reported sale price of the Company Stock on the NASDAQ National Market was $3.14.

PROPOSAL SIX

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

      The Board of Directors recommends a vote FOR ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending December 31, 2003.

      The Board of Directors has selected PricewaterhouseCoopers LLP to audit the Company’s financial statements for the fiscal year ending December 31, 2003. If the stockholders do not ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent auditors, the Audit Committee and the Board of Directors will reconsider its selection. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and be available to respond to appropriate questions from stockholders.

OTHER MATTERS

      The Company knows of no other matters to be submitted at the Annual Meeting. Under the Company’s Second Amended and Restated Bylaws, the deadline for stockholders to notify the Company of any proposals or director nominations to be presented for action at the annual meeting has passed. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

      It is important that your shares be represented at the meeting, regardless of the number of shares which you hold. Therefore, the Company urges you to mark, sign, date, and return the accompanying proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose.

By Order of the Board of Directors

Scott N. Semel
Secretary

Appendix A — Certificate of Amendment of Restated Certificate of Incorporation

Appendix A

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

ASCENTIAL SOFTWARE CORPORATION

Pursuant to Section 242 of the General Corporation Law of the State of Delaware

      Ascential Software Corporation (hereinafter called the “Corporation”), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

      The Board of Directors of the Corporation duly adopted resolutions pursuant to Section 242 of the General Corporation Law of the State of Delaware setting forth an amendment to the Restated Certificate of Incorporation of the Corporation and declaring said amendment to be advisable and directing that it be submitted to and considered by the stockholders of the Corporation for approval. The stockholders of the Corporation duly approved said proposed amendment in accordance with Section 242 of the General Corporation Law of the State of Delaware. The resolutions setting forth the amendment are as follows:

FURTHER RESOLVED:	That the Board of Directors deems it advisable and in the best interests of the Corporation and its stockholders that, in order to effect a 1-for-4 reverse stock split of the Corporation’s Common Stock, Section 1 of ARTICLE FOUR of the Restated Certificate of Incorporation of the Corporation be, and hereby is, deleted and replaced in its entirety by the following:

“Section 1. That, effective at 5:00 p.m., Eastern time, on the filing date of this Certificate of Amendment of Restated Certificate of Incorporation (the “Effective Time”), a one-for-four reverse stock split of the Corporation’s common stock, with a par value of One Cent ($.01) per share (hereinafter referred to as “Common Stock”), shall become effective, pursuant to which each four shares of Common Stock held of record by each stockholder of the Corporation (including treasury shares) immediately prior to the Effective Time shall be reclassified and combined into one share of Common Stock automatically and without any action by the holder thereof upon the Effective Time and shall represent one share of Common Stock from and after the Effective Time. No fractional shares of Common Stock shall be issued as a result of such reclassification and combination. In lieu of any fractional shares to which the stockholder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then fair market value of the Common Stock as determined by the Board of Directors of the Corporation.

The total number of shares of Common Stock which the Corporation shall have authority to issue is Five Hundred Million (500,000,000), and the total number of shares of preferred stock which the Corporation shall have the authority to issue is Five Million (5,000,000), with a par value of One Cent ($.01) per share (hereinafter referred to as “Preferred Stock”).”

RESOLVED:	That ARTICLE TWO of the Restated Certificate of Incorporation of the Corporation be and hereby is deleted and replaced in its entirety by the following:

“The address of its registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Trust Company.”

A-1

      IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Certificate of Amendment to be signed by its duly authorized officer this      day of                     ,           .

ASCENTIAL SOFTWARE CORPORATION

By:

Name:
Title:

A-2

[FORM OF PROXY]

ASCENTIAL SOFTWARE CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE 2003 ANNUAL MEETING

     The undersigned hereby appoints Peter Gyenes, Robert C. McBride and Scott N. Semel, and each of them singly, as attorneys of the undersigned, with full power of substitution (the “Proxy Holders”), to vote all shares of stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Ascential Software Corporation, to be held at the Crowne Plaza, Hawthorne Room, 1360 Worcester Street, Natick, Massachusetts 01760, on Tuesday, June 17, 2003 at 10:00 a.m., local time, and at any continuation or adjournment thereof, with all the powers which the undersigned might have if personally present at the meeting.

     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, dated May 5, 2003, and hereby expressly revokes any and all proxies heretofore given or executed by the undersigned with respect to the shares of stock represented by this Proxy and by filing this Proxy with the Secretary of the Company, gives notice of such revocation.

THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

See Reverse Side	See Reverse Side

[Reverse of Proxy]

ASCENTIAL SOFTWARE CORPORATION C/O EQUISERVE TRUST COMPANY N.A. P.O. BOX 8694 EDISON, NJ 08818-8694

Voter Control Number
[                 ]
Your vote is important. Please vote immediately.

	Vote-by-Internet			Vote-by-Telephone
1.	Log on to the Internet and go to http://www.eproxyvote.com/ascl	OR	1.	Call toll-free 1-877-PRX-VOTE (1-877-779-8683)
2.	Enter your Voter Control Number listed above and follow the easy steps outlined on the secured website		2.	Enter your Voter Control Number listed above and follow the easy recorded instructions.

If you vote over the Internet or by telephone, please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

/ X /	Please mark votes as in this example.

This proxy will be voted as directed or, if no direction is indicated, will be voted “FOR” the election of the Class I Director nominee and “FOR” proposals 2, 3, 4, 5 and 6.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING:

1.	Election of Class I Director Nominee: (01) John J. Gavin, Jr.

FOR	WITHHELD
☐	☐

2.	Authorization of the Board of Directors, in its discretion, to amend the Company’s Restated Certificate of Incorporation to effect a 1-for-4 reverse stock split (the “Reverse Split”) of the Company’s issued and outstanding shares of Common Stock at any time prior to the next annual meeting of stockholders.

FOR	AGAINST	ABSTAIN
☐	☐	☐

3.	Approval of an amendment to the Company’s 1997 Employee Stock Purchase Plan (the “ESPP”) increasing the number of shares of Common Stock authorized for issuance under the ESPP from 8,000,000 to 9,000,000 (without giving effect to the proposed Reverse Split).

FOR	AGAINST	ABSTAIN
☐	☐	☐

4.	Approval of an amendment to the Company’s 1994 Stock Option and Award Plan (the “1994 Plan”) (i) prohibiting repricing of options issued under the 1994 Plan, (ii) increasing the number of shares of Common Stock authorized for issuance under the 1994 Plan from 24,000,000 to 33,000,000 (without giving effect to the proposed Reverse Split), and (iii) providing for the issuance of restricted stock in lieu of performance shares.

FOR	AGAINST	ABSTAIN
☐	☐	☐

5.	Approval of an amendment to the Company’s 1989 Outside Directors Stock Option Plan (the “Director Plan”) increasing the number of shares of Common Stock authorized for issuance under the Director Plan from 1,600,000 to 2,600,000 (without giving effect to the proposed Reverse Split).

FOR	AGAINST	ABSTAIN
☐	☐	☐

6.	Ratification of the selection of PricewaterhouseCoopers LLP as independent auditors for the fiscal year ending December 31, 2003.

FOR	AGAINST	ABSTAIN
☐	☐	☐

In their discretion, the Proxy Holders are authorized to vote upon such other matter[s] which may properly come before the meeting and any adjournment[s] thereof.

☐  Mark here for address change and note below

Please date and sign exactly as your name or names appear hereon. Corporate or partnership proxies should be signed in full corporate or partnership name by an authorized person. Persons signing in a fiduciary capacity should indicate their full titles in such capacity. If shares are held by joint tenants or as community property, both should sign.

Signature:	Date:

Signature:	Date: